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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Valmont Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF THE 2018 ANNUAL MEETING OF THE STOCKHOLDERS AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING

Place:	Valmont Industries, Inc. headquarters
One Valmont Plaza
Omaha, Nebraska 68154-5215
Time:	1:00 p.m. Central Time
Date:	April 24, 2018

Items of Business:

  1.
  Electing three directors of the Company to three year terms;

  2.
  Approving the Valmont 2018 Stock Plan;

  3.
  Advisory approval of the Company's executive compensation;

  4.
  Ratifying the appointment of Deloitte & Touche LLP as independent auditors for fiscal 2018; and

  5.
  Consider and act upon such other business that may properly come before the meeting.

        The record date for determining which shareholders may vote at this meeting is March 1, 2018.

        We are distributing our proxy materials to our shareholders primarily over the Internet. We believe that this e-proxy process should expedite shareholders' receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our annual meeting. On March 15, 2018, we mailed to many of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report and vote online. Those shareholders who do not receive such a Notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a copy of the proxy statement, proxy card, and annual report by mail. The proxy statement contains instructions on how you can (i) receive a paper copy of the proxy statement, proxy card, and annual report, if you only received a Notice by mail, or (ii) elect to receive your proxy statement, proxy card, and annual report over the Internet next year, if you received them by mail this year.

        Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Instructions regarding these three methods of voting are contained on the Notice and the proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

        The formal meeting of shareholders will be followed by a review of Valmont's business operations and our outlook for the future. Following the meeting, you are invited to an informal reception where you can visit with the directors and officers about the activities of the Company.

        I look forward to seeing you at our annual meeting.

Sincerely,

Mark C. Jaksich Executive Vice President, Chief Financial Officer and Secretary

  PROXY STATEMENT SUMMARY

TIME AND PLACE OF THE ANNUAL MEETING

When: Tuesday, April 24, 2018 at 1 p.m. Central Time
Where: Valmont Headquarters, Omaha Nebraska

MEETING AGENDA

Voting Matters	Board Recommendation	Page
Election of three Directors Nominees Named in the Proxy	FOR	5
Approve the 2018 Stock Plan	FOR	32
Advisory vote on our Executive Compensation	FOR	38
Ratifying the appointment of the Company's independent auditors	FOR	41

HOW TO VOTE

        We encourage you to vote at your earliest convenience, by one of the following means, before the Annual Meeting

  •
  By visiting proxyvote.com on the Internet through your computer or mobile device,

  •
  By calling 1-800-690-6903, or

  •
  By signing, dating and returning your proxy card, if you receive your Proxy Materials by mail.

Pleased vote as soon as possible, even if you plan to attend the 2018 Annual Meeting.

 PROXY STATEMENT

To Our Shareholders:

        The board of directors of Valmont Industries, Inc. solicits your proxy in the form enclosed for use at the annual meeting of shareholders to be held on Tuesday, April 24, 2018, or at any adjournments thereof.

        At the close of business on March 1, 2018, the record date for shareholders entitled to notice of and to vote at the meeting, there were outstanding 22,708,426 shares of the Company's common stock. There were no preferred shares outstanding. All holders of common stock are entitled to one vote for each share of stock held by them.

        The presence of a majority of the outstanding common stock represented in person or by proxy at the meeting will constitute a quorum. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum. Proxies relating to "street name" shares that are voted by brokers on some matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares entitled to vote at the annual meeting on those matters as to which authority to vote is withheld by the broker ("broker non-votes"). Please note that if you hold your shares through a broker, your broker may no longer vote your shares on certain matters in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.

        Election of the three director nominees requires the affirmative vote of a majority of the votes cast for the election of directors at the annual meeting. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Abstentions and broker non-votes are not treated as votes cast and therefore will not affect the outcome of the election of directors. An incumbent director nominee who receives a greater number of votes "withheld" than "for" in an election is required to tender his resignation to the board, and the resignation will be accepted or rejected by the board as more fully described in Election of Directors.

        The proposals to approve the Valmont 2018 Stock Plan, the ratification of the appointment of the auditors and the approval of the advisory say-on-pay resolution on executive compensation will be decided by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will be counted; they will have the same effect as a vote against the matter. Broker non-votes will be disregarded.

        Any shareholder giving a proxy may revoke it before the meeting whether delivered by telephone, Internet or through the mail, by using the telephone voting procedures, the Internet voting procedures or by mailing a signed instrument revoking the proxy to: Corporate Secretary, Valmont Industries, Inc., One Valmont Plaza, Omaha, Nebraska 68154-5215. To be effective, a mailed revocation must be received by the Corporate Secretary before the date of the meeting and a telephonic or Internet revocation must be submitted by 11:59 p.m. Eastern Time on April 23, 2018. A shareholder may attend the meeting in person and at that time withdraw the proxy and vote in person.

        As permitted by Securities and Exchange Commission rules, Valmont is making this proxy statement and its annual report available to its stockholders electronically via the Internet. On March 1, 2018, we mailed to many of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and to vote online. If you received such a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

        The Securities and Exchange Commission's rules permit us to deliver a single Notice or set of this proxy statement and our annual report to one address shared by two or more of our shareholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice or set of this proxy statement and our annual report to multiple shareholders who share an address, unless we received contrary instructions from such shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or a set of this proxy statement and our annual report, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or this proxy statement and our annual report, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

        The cost of solicitation of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company.

Certain Shareholders

        The following table sets forth, as of March 1, 2018, the number of shares beneficially owned by (i) persons known to the Company to be beneficial owners of more than 5% of the Company's outstanding common stock, (ii) executive officers named in the summary compensation table, (iii) directors, and (iv) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership March 1, 2018(1)	Percent of Class(2)
BlackRock, Inc.(3)	1,824,308	8.0%
40 East 52nd Street
New York, NY 10022
T. Rowe Price Associates, Inc.(4)	2,720,113	12.0%
100 E. Pratt Street
Baltimore, MD 21202
The Vanguard Group(5)	1,909,560	8.4%
100 Vanguard Boulevard
Malvern, PA 19355
Neuberger Berman Group LLC(6)	1,316,700	5.8%
605 Third Avenue
New York, NY 10158
Mogens C. Bay	307,772	1.4%
Walter Scott, Jr.	134,715
Kenneth E. Stinson	67,328
Kaj den Daas	11,136
Clark T. Randt, Jr.	6,771
Daniel P. Neary	18,715
J. B. Milliken	4,902
Catherine James Paglia	4,714
Theo W. Freye	2,577
Donna M. Milrod	0
Stephen Kaniewski	21,309
Mark C. Jaksich	60,465
Vanessa K. Brown	22,913
John A. Kehoe	5,721
All Executive Officers and Directors As Group (14 persons)	674,209	3.0%

(1)
Includes shares which the directors and executive officers have, or within 60 days of March 1, 2018 will have, the right to acquire through the exercise of stock options, as follows:

Shares
Mr. Bay	51,286
Mr. Jaksich	29,171
Ms. Brown	11,153
Mr. Kaniewski	16,664
Mr. Kehoe	3,585
All Executive Officers and Directors as a Group	115,634

  Also includes restricted stock units held by directors which will vest within 60 days of March 1, 2018 as follows: 846 restricted stock units for each director (other than directors Bay, Kaniewski, and Milrod).

(2)
Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares of common stock.

(3)
Based on a Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on January 21, 2018.

(4)
Based on a Schedule 13G filed by T. Rowe Price Associates with the Securities and Exchange Commission on February 15, 2018.

(5)
Based on a Schedule 13G filed by The Vanguard Group with the Securities and Exchange Commission on February 9, 2018.

(6)
Based on a Schedule 13G filed by Neuberger Berman Group LLC with the Securities and Exchange Commission on February 15, 2018.

(7)
Three individuals, Timothy Daugherty, Mogens Bay and Kenneth Stinson, together direct the voting of 250,000 shares owned by the Robert B. Daugherty Foundation.

ITEM 1:    BOARD OF DIRECTORS AND ELECTION OF DIRECTORS

        The Company's board of directors is currently composed of eleven members. Following the retirement of Kenneth E. Stinson at the April stockholder meeting, the board will consist of ten members. The board is divided into three classes and each class serves for three years on a staggered term basis.

        Four directors have terms of office that expire at the 2018 annual meeting: Kenneth E. Stinson, Daniel P. Neary, Theo Freye and Stephen G. Kaniewski. Mr. Stinson has reached director retirement age and will not stand for reelection. The remaining three individuals have been nominated by the board of directors, upon recommendation of the Governance and Nominating Committee, for re-election to three-year terms.

        The Company bylaws provide that directors are elected by the affirmative vote of a majority of the votes cast with respect to the director at the meeting, unless the number of nominees exceeds the number of directors to be elected (a contested election), in which case directors will be elected by the vote of a plurality of the shares present and entitled to vote at the meeting. If a nominee is not elected and the nominee is an incumbent director, the director is required to promptly tender his resignation to the board. The Governance and Nominating Committee will consider the tendered resignation and recommend to the board whether to accept or reject the resignation or whether other action should be taken. The board will act on the tendered resignation and publicly disclose its decision within 90 days from the certification of the election results. The director who tenders his resignation will not participate in the Committee's recommendation or the board action regarding whether to accept or reject the tendered resignation.

        The Company's policy on director retirement, as expressed in the Corporate Governance Principles, provides that a director will not be nominated to a new term if he or she would be over age 73 at the time of election.

        The shares represented by the enclosed proxy will be voted for the election of the nominees named above. In the event any of such nominees becomes unavailable for election, the proxy holders will have discretionary authority to vote the proxies for a substitute. The board of directors has no reason to believe that any such nominee will be unavailable to serve.

        The following discussion provides information about the three nominees, and the seven directors whose terms expire in 2019 and 2020, including ages, years of service, business experience, and service on other boards of directors within the past five years. Information is also provided concerning each person's specific experience, qualifications, attributes or skills that led the board to conclude that the person should serve as a director of the Company.

NOMINEES FOR ELECTION—Terms Expire 2021

        Daniel P. Neary, age 66, is a member of the board of directors of Mutual of Omaha (full service and multi-line provider of insurance and financial services). Mr. Neary served as CEO of Mutual from 2004 -2015 and as Chairman until January 2018. Mutual of Omaha's revenues were in excess of $7 billion in 2017. He was previously President of the Group Insurance business unit of Mutual of Omaha. Mr. Neary's training as an actuary and knowledge of the financial services industry provides valuable background for board oversight of the Company's accounting matters. His experience in strategic development and risk assessment for the Mutual of Omaha insurance companies are well suited to membership on Valmont's board of directors. Mr. Neary has been a director of the Company since December 2005.

        Theo Freye, age 68, retired in October 2014 as CEO of CLAAS KgaA, a $4.5 billion family owned agricultural machinery firm headquartered in Germany. Mr. Freye, a native of Germany, has more than 30 years of international machinery experience. He holds a Master's Degree in Mechanical Engineering and a Ph.D. in Agricultural Science. His extensive international business experience and engineering background provides value to the Valmont board of directors. Mr. Freye has served as a director of the Company since June 2015.

        Stephen G. Kaniewski, age 46, has been Chief Executive Officer of the Company since January 2018. He was President and Chief Operating Officer of the Company from October 2016 through December 2017. Prior to that he was Group President of Valmont's Utility Support Structures Segment. Mr. Kaniewski joined Valmont in 2010 as Vice President, Information Technology and also has held the position of Vice President, Global Operations for the Irrigation Segment. Mr. Kaniewski's duties in various Company operating positions provides valuable knowledge and experience of the Company's operations and strategies. Mr. Kaniewski has served as a director of the Company since January 2018.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES.

CONTINUING DIRECTORS—Terms Expire in 2020

        Mogens C. Bay, age 69, has been Executive Chairman of the Company since January 2018. He was Chairman and Chief Executive Officer of the Company from January 1997 through December 2017, and President and Chief Executive Officer of the Company from August 1993 through December 1996. Mr. Bay currently serves as a director of Peter Kiewit Sons', Inc. and previously served as a director of ConAgra Foods, Inc. Mr. Bay's 39 years of experience with Valmont provides an extensive knowledge of Valmont's operating companies and its lines of business, its long-term strategies and domestic and international growth opportunities. Mr. Bay has served as a director of the Company since October 1993.

        Walter Scott, Jr., age 86, previously served as Chairman of the Board and President of Peter Kiewit Sons', Inc. Mr. Scott was Chairman of Level 3 Communications from 1998 - 2014. Mr. Scott is a director of Berkshire Hathaway, Inc. and Berkshire Hathaway Energy. He previously served as a director of Commonwealth Telephone Enterprises and Burlington Resources. Mr. Scott is a civil engineer with management experience of infrastructure construction operations at Kiewit. His extensive board experience provides a valuable resource of strategic and oversight input to the Valmont board of directors. He has served as a director of the Company since April 1981.

        Clark T. Randt, Jr., age 72, is currently President of Randt & Co. LLC (business consulting) and lived and worked in Asia for more than thirty-five years. Ambassador Randt served as the United States Ambassador to the People's Republic of China from July 2001 to January 2009. He currently serves as a director of United Parcel Service, Inc., Qualcomm Incorporated and Wynn Resorts Ltd. Ambassador Randt was formerly a partner with the international law firm of Shearman & Sterling in Hong Kong where he headed the firm's China practice. Ambassador Randt is a member of the New York bar association and was admitted to the Hong Kong bar association and has over 25 years of experience in cross-border corporate and finance transactions. He is a member of the Council on Foreign Relations. His international experience and knowledge of Asian business operations and experience with U.S. investment in China serves the Company well as it expands its operations in Asia. Ambassador Randt has served as a director of the Company since February 2009.

        Donna M. Milrod, age 50, is currently a Senior External Advisor to McKinsey & Company's Financial Services practice. She previously served as Managing Director and Head of DTCC Solutions at The Depository Trust & Clearing Corporation ("DTCC") from February 2015 to November 2016. In addition to her business role, Ms. Milrod also led DTCC's Global Strategy and Business Development function. From October 2012 to February 2015, Ms. Milrod served as Managing Director and Chief Administrative Officer of DTCC, with responsibilities for DTCC's finance, operations, regulatory relations, business continuity, vendor management, and security functions. Prior to joining DTCC, Ms. Milrod served as Deputy Chief Executive Officer of Deutsche Bank North America from 2009 to

October 2012. Ms. Milrod previously held board positions at Cabela's Incorporated and the World's Foremost Bank, and currently serves on the board of the T-Rex Group. Ms. Milrod's broad financial and regulatory experience, including risk management and financial technology, provide an excellent background for service on Valmont's board. Ms. Milrod has served as a director of the Company since January 2018.

CONTINUING DIRECTORS—Terms Expire in 2019

        Kaj den Daas, age 68, is currently CEO of Quality Light Source, LLC (manufacturer and marketer of LED lamps). CEO of TCP International Holdings, Ltd. (lighting products manufacturer) from July 2015 to October 2016. Mr. den Daas retired in 2009 as Executive Vice President of Philips Lighting B.V. of the Netherlands (manufacturer of lighting fixtures and related components) and Chairman of its North American Lighting Operations. Mr. den Daas was responsible for oversight of the manufacturing, distribution, sales and marketing of Philips products in the United States, Canada and Mexico, with prior Philips experience in the Asia Pacific area. He previously served on the board of directors of Lighting Science Group Corp. Mr. den Daas, a native of the Netherlands, has more than 35 years of international experience in the lighting industry. His extensive international business experience provides value to the Valmont board of directors. Mr. den Daas has been a director of the Company since October 2004.

        James B. Milliken, age 61, has been Chancellor of the City University of New York since June 1, 2014; he announced in November 2017 plans to step down at the end of the academic year. CUNY is the nation's largest urban public university with 275,000 students pursuing degrees on 24 campuses in New York City and another 250,000 adult and continuing education students. CUNY has an annual operating budget of over $4 billion. Mr. Milliken was President of the University of Nebraska from August 2004 to May 2014; the University of Nebraska has an annual budget of approximately $2.5 billion. Mr. Milliken has a law degree from New York University and practiced law on Wall Street before his academic career. He has led the development of research and education programs in China, India, Brazil and other countries. He is a member of the Council on Foreign Relations and the Executive Committee on the Council on Competitiveness. He has chaired commissions on innovation and economic competitiveness for the Association of Public and Land-grant universities and the Council on Competitiveness. Mr. Milliken's experience in managing large organizations which work closely with business and industry and in countries around the world provides value to the Valmont board of directors as the Company grows internationally. Mr. Milliken has served as a director of the Company since December 2011.

        Catherine James Paglia, age 65, has been a director of Enterprise Asset Management, Inc., a New York based privately-held real estate and asset management company since September 1998. Ms. Paglia previously spent eight years as a managing director at Morgan Stanley, ten years as a managing director of Interlaken Capital, and served as chief financial officer of two public corporations. Ms. Paglia serves on the board of directors of the Columbia Funds and is a member of the board of trustees of the Carnegie Endowment for International Peace. Her extensive Wall Street experience and prior service as a chief financial officer of public companies provide an excellent background for membership on Valmont's Audit Committee. Ms. Paglia has served as a director of the Company since February 2012.

Board Committees

        The Board has the following standing committees: Audit, Human Resources, and Governance and Nominating.

Audit Committee

        The members of the Audit Committee are directors Scott (Chairman), den Daas, Neary and Paglia. All members of the Audit Committee are independent within the meaning of the Company's Corporate Governance Principles and the listing standards of the NYSE. The board has determined that all members of the Audit Committee are qualified as audit committee financial experts within the meaning of SEC regulations. The Audit Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company's website. The report of the Audit Committee is included in this proxy statement.

        The Audit Committee met six times during 2017. The Audit Committee assists the board by reviewing the integrity of the financial statements of the Company; the qualifications, independence and performance of the Company's independent auditors and internal auditing department; and compliance by the Company with legal and regulatory requirements. The Audit Committee has sole authority to retain, compensate, oversee and terminate the independent auditor. The Audit Committee reviews the Company's annual audited financial statements, quarterly financial statements, and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including critical accounting policies of the Company, significant changes in the Company's selection or application of accounting principles, and the Company's internal control processes. The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor. The Audit Committee has a written policy with respect to its review and approval or ratification of transactions between the Company and a director, executive officer or related person. The Audit Committee reviews and approves or disapproves any material related person transaction, i.e., a transaction in which the Company is a participant, the amount involved exceeds $120,000, and a director, executive officer or related person has a direct or indirect material interest. The Audit Committee reports to the board of directors any such material related person transaction that it approves or does not approve.

Human Resources Committee

        The members of the Human Resources Committee during 2017 were directors Neary (Chairman), Stinson and Paglia. Donna Milrod became a member of the Committee on January 1, 2018. All members of the Human Resources Committee are independent within the meaning of the Company's Corporate Governance Principles and the listing standards of the NYSE. The Human Resources Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company's website. The report of the Human Resources Committee is included in this proxy statement.

        The Human Resources Committee met three times during 2017. The Human Resources Committee assists the board in fulfilling its responsibilities relating to compensation of the Company's directors, executive officers and other selected employees. The Committee has responsibility for reviewing, evaluating and approving compensation plans, policies and programs for such persons. The Human Resources Committee annually reviews and approves corporate goals and objectives for the chief executive officer's compensation and evaluates the chief executive officer's performance in light of those goals and objectives. The Human Resources Committee, together with the other independent directors, determines the chief executive officer's compensation. The Committee also approves incentive compensation plans and equity based plans for executive officers and other selected employees. The Committee reviews the Company's management level organization and programs for management development and succession planning and reviews reports from management on human resources topics as determined by the Committee. The Human Resources Committee has established stock ownership and retention guidelines for company officers, which are described in this proxy statement in Corporate Governance—Governance Actions. The board, upon recommendation of the Human Resources

Committee, has established stock ownership guidelines for Company directors, which are described in this proxy statement in Corporate Governance—Governance Actions.

        The Human Resources Committee has the authority to retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Committee has engaged the services of Frederic W. Cook & Co., Inc. ("FW Cook"), a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company's executive compensation program. FW Cook performs services solely on behalf of the Committee and does not perform any services for the Company. The Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the Committee.

Governance and Nominating Committee

        The members of the Governance and Nominating Committee are directors Randt (Chairman), Milliken and Freye. All members of the Governance and Nominating Committee are independent within the meaning of the Company's Corporate Governance Principles and the listing standards of the NYSE. The Governance and Nominating Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company's website.

        The Governance and Nominating Committee met three times during 2017. The Governance and Nominating Committee assists the board by (1) recommending to the board Corporate Governance Principles for the Company, and (2) identifying qualified candidates for membership on the board, proposing to the board a slate of directors for election by the shareholders at each annual meeting, and proposing to the board candidates to fill vacancies on the board. The Governance and Nominating Committee coordinates the annual self-evaluation by the directors of the board's performance and the CEO's performance and the annual performance evaluation by each committee of the board. The Governance and Nominating Committee oversees the Company's process for consideration of nominees to the Company's board of directors. The process is described in Director Nomination Process.

Corporate Governance

        Valmont is committed to having strong corporate governance principles. The board of directors believes such principles are essential to the effective operation of Valmont's businesses and to maintaining Valmont's integrity in the marketplace.

Overview

        The board of directors has adopted corporate governance principles which are set out in the "About Us" section of the Company's website at www.valmont.com. The following corporate governance documents also appear on the Company's website and these documents and the Company's Corporate Governance Principles are available in print to any shareholder upon request to the Corporate Secretary:

  •
  Code of Business Conduct

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  Code of Ethics for Senior Officers

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  Audit Committee Charter

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  Human Resources Committee Charter

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  Governance and Nominating Committee Charter

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  Procedures for bringing concerns or complaints to the attention of the Audit Committee

        The board met five times over seven days during 2017. All directors attended at least 75% of all board meetings and all meetings of Committees on which the director served. Directors are encouraged to attend the annual shareholders' meeting and all Company directors attended the 2017 annual shareholders' meeting. The board of directors periodically reviews the Corporate Governance Principles and any changes are communicated to shareholders by posting them on the Company's website.

Board Leadership Structure and Risk Oversight

        The board's leadership structure consists of an Executive Chairman and a Lead Director. All board members have substantial business experience and all board members, with the exception of the Chief Executive Officer and Executive Chairman, are independent within the meaning of the Company's corporate governance principles and the NYSE Listing Standards. The Company's independent directors meet in executive session without management present at every board meeting. The Chief Executive Officer periodically updates the board on succession planning for key officers and the board reviews CEO succession planning in detail annually at its July meeting.

        The board has established the position of Lead Director. The position is currently filled by independent director Ken Stinson. Upon his retirement at the 2018 stockholder meeting, Catherine Paglia will become the Lead Director. The lead director presides at executive sessions of the independent directors, approves director meeting agendas, has the ability to call meetings of the independent directors, advises the chair on membership of board committees, and serves as a liaison between the independent directors and the Chief Executive Officer. Interested parties who wish to contact the board of directors or the lead director may communicate through the Lead Director by writing to: Lead Director of Valmont Board of Directors, Valmont Industries, Inc., One Valmont Plaza, Suite 601, Omaha, Nebraska, 68154-5215.

        The board has oversight responsibility for risks affecting the Company. The board has delegated risk oversight with respect to operational, compliance and financial matters to the Audit Committee and has delegated risk oversight with respect to compensation matters to the Human Resources Committee.

Governance Actions

        The board of directors and board committees have taken a number of corporate governance actions. The more significant actions include:

  •
  The board of directors has approved bylaws which adopt a majority voting system for the election of directors.

  •
  The board of directors has adopted director stock ownership guidelines. The guidelines provide that directors should own Valmont common stock with a value at least equal to five times the director's annual retainer. Directors have five years after joining the board to meet the guidelines.

  •
  The board of directors has adopted stock ownership and retention guidelines for senior management. The guidelines require an equity position having a value of six times base salary for the Executive Chairman and Chief Executive Officer, three times base salary for the Chief Financial Officer and Group Presidents, and two times base salary for other corporate officers. The officers are required to retain 75% of the net shares acquired upon the exercise of stock options and the vesting of restricted stock until the stock ownership guidelines have been attained and maintained. The Company also has a policy prohibiting stock hedging and stock pledges applicable to directors and officers.

  •
  The board of directors has adopted an executive compensation recoupment policy which applies to all executive officers. The policy generally provides that if Valmont is required to restate its financial statements, due to material noncompliance with any financial reporting requirements, the board of directors may require reimbursement of all or any part of any cash or stock award based on an incentive plan that relates to the performance of Valmont, if the employee engaged in certain conduct which caused or contributed to the need for the restatement. The board of directors has the right to apply the recoupment policy in all cases to the Chief Executive Officer, Chief Financial Officer and Group President (if the conduct occurred in the Group) if an employee engaged in the designated conduct.

  •
  The Human Resources Committee has engaged Frederick W. Cook & Co. ("FW Cook") as its independent executive compensation consulting firm. The Company does not engage FW Cook for any services beyond their support of the Human Resources Committee.

  •
  The board of directors in December 2005 permitted the Company's Shareholder Rights Plan to expire, effectively terminating the Shareholder Rights Plan.

Board Independence

        The board of directors is composed of a majority of independent directors. The board has established independence standards for Valmont's directors. These standards are set forth below and are contained in the Company's Corporate Governance Principles and follow the director independence standards established by the New York Stock Exchange:

  •
  A director will not be independent if, within the preceding three years (1) the director was employed by Valmont or an immediate family member of the director was an executive officer of Valmont, (2) a Valmont executive officer was on the compensation committee of the board of directors of a company which employed the Valmont director as an executive officer or which employed an immediate family member of the director as an executive officer, or (3) the director or the director's immediate family member received more than $120,000 during any twelve-month period in direct compensation from Valmont (other than director and committee fees).

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  A director will not be independent if (1) the director is an executive officer or an employee, or the director's immediate family member is an executive officer, of another company and (2) the other company made payments to, or received payments from, Valmont for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of either (i) such other company's consolidated gross revenues or (ii) Valmont's consolidated gross revenues.

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  A director will not be independent if (1) the director or an immediate family member is a current partner of Valmont's independent auditor, (2) the director is an employee of Valmont's independent auditor, (3) the director has an immediate family member who is a current employee of Valmont's independent auditor who personally works on Valmont's audit, or (4) the director or an immediate family member was within the last three years a partner or employee of Valmont's independent auditor and personally worked on Valmont's audit within that time.

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  Tax-exempt organizations to which Valmont makes contributions shall not be considered "companies" for purposes of these independence standards. However, Valmont will disclose in its annual proxy statement any such contribution which it makes to a tax-exempt organization in which a director serves as an employed executive officer if, within the preceding three years, contributions in any fiscal year exceeded the greater of $1,000,000 or 2% of such tax-exempt organization's consolidated gross revenues.

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  For relationships not covered by the foregoing standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by the directors who satisfy the above independence standards. The board's determination of each director's independence is disclosed annually in the Company's proxy statement.

        The board has determined that all directors except Mr. Kaniewski (the Company's President and Chief Executive Officer) and Mr. Bay (the Company's former Chief Executive Officer through December 2017) have no material relationship with the Company and are independent within the meaning of the Company's Corporate Governance Principles and the NYSE listing standards.

Director Nomination Process

        The Governance and Nominating Committee considers candidates for board membership suggested by its members and other board members, as well as management and shareholders. The Committee may also retain a third-party executive search firm to identify candidates from time to time. A shareholder who wishes to recommend a prospective nominee for board membership should notify the Company's Corporate Secretary in writing at least 120 days before the annual shareholder meeting at which directors are to be elected and include whatever support material the shareholder considers appropriate. The Governance and Nominating Committee will also consider nominations by a shareholder pursuant to the provisions of the Company's bylaws relating to shareholder nominations as described in Shareholder Proposals.

        The Governance and Nominating Committee makes an initial determination as to whether to conduct a full evaluation of the candidate once it has identified a prospective nominee. This initial determination is based on whatever information is provided to the Committee as well as other information available to or obtained by the Committee. The preliminary determination is based primarily on the need for additional board members to fill vacancies or expand the size of the board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines that additional consideration is warranted, it may request a third-party search firm or other third parties to gather additional information about the prospective nominee.

        The Committee evaluates each prospective nominee in light of the standards and qualifications set out in the Company's Corporate Governance Principles, including:

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  Background, including demonstrated high standards of ethics and integrity, the ability to have sufficient time to effectively carry out the duties of a director, and the ability to represent all shareholders and not a particular interest group.

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  Board skill needs, taking into account the experience of current board members, the candidate's ability to work in a collaborative culture with other board members, and the candidate's qualifications as independent and qualifications to serve on the Audit Committee, Human Resources Committee and/or Governance and Nominating Committee.

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  Diversity, including gender, race, national origin and the extent to which the candidate reflects the composition of Company shareholders and other constituencies.

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  Business experience, which should reflect a broad experience at the policy-making level in business, government or education, both domestically and internationally.

        The Committee also considers such other relevant factors as it deems appropriate. In connection with the evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee interview prospective nominees in person or by telephone. After completing this evaluation process, the Committee makes a recommendation to the full board as to the persons who should be nominated by the board, and the board determines the nominees after considering the recommendations of the Committee. The Committee assesses the effectiveness of its policies in determining nominees for director as part of its annual performance evaluation.

        The board added Stephen Kaniewski and Donna Milrod as directors on January 1, 2018. Mr. Kaniewski is the Company's Chief Executive Officer. Ms. Milrod was recommended as a director by a director of an unaffiliated public company with whom she served.

 Compensation Discussion and Analysis

        General.    The following compensation discussion and analysis provides information which the Human Resources Committee of the Board of Directors (the "Committee") believes is relevant to an assessment and understanding of Valmont's executive compensation programs. This discussion should be read in conjunction with these sections of the proxy statement: (1) the summary compensation table and related tables, (2) the Human Resources Committee information in the corporate governance section and (3) the compensation summary in the advisory vote on executive compensation section.

        Say-On-Pay Vote.    Valmont conducted its first advisory vote on executive compensation in April 2011. The compensation resolution passed with at least 96% of the vote in each year, including 98.3% in 2017. Valmont's shareholders in April 2017 cast 86.2% of their votes in favor of an annual frequency say-on-pay vote. The board of directors and the Human Resources Committee considered these results in determining compensation policies and decisions, and determined to hold annual say-on-pay votes and, based on the significant level of shareholder support, to continue the current compensation objectives, strategies, processes and practices described below.

        Compensation Objectives and Strategies.    Valmont's executive compensation programs, policies and practices are approved by the Committee. The compensation programs apply to executive officers and to certain key employees who are not executive officers. The programs specifically apply to the executive officers listed in the summary compensation table (named executive officers). The Committee has established Valmont compensation objectives pursuant to which Valmont's compensation programs are designed to:

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  target total compensation amounts at competitive market levels to attract, retain, motivate and reward the performance of executive officers and other key employees;

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  direct management focus to the long-term growth of the Company, enhance shareholder value, and ensure that executive officers have significant ownership without increasing dilution over acceptable levels; and

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  pay for performance by providing performance based incentive plans measured against established targets, with no guaranteed minimum payment provisions, and with total awards above median market levels for exceeding performance targets and below median market levels if performance targets are not achieved.

        The Committee established compensation strategies designed to carry out the compensation objectives, including:

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  target total compensation evaluated by position, on an annual basis, against like positions in companies of similar sales volume, according to data provided by outside compensation consultants; and

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  base pay, annual incentives and long-term incentives targeted at median market levels, with the opportunity for annual and long-term incentives at the 75th percentile or higher for significantly exceeding performance targets. Actual compensation will be above median if performance exceeds targets and below median when performance is below targets.

The Committee has engaged Frederic W. Cook & Co., Inc. ("FW Cook") as the Committee's independent executive compensation consultant. FW Cook reports directly to the Committee and provides advice to the Committee on the structure and amounts of executive and director compensation. FW Cook provides no other services to the Company.

        Compensation Processes and Practices.    The Committee follows certain processes and practices in connection with the structure and implementation of executive compensation plans.

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  The elements of compensation, and target total compensation, are reviewed annually against general industry survey data and a peer group developed by FW Cook and approved by the Committee. The Committee uses the survey data and peer group information to assess the competitiveness of target compensation levels and pay mix for the CEO, CFO and other executives.

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  The Committee used as its primary benchmark a general industry Aon Hewitt Survey of 138 companies which FW Cook adjusted to provide market compensation levels for companies within a range of Valmont's annual revenues. The adjusted revenue size range of the companies in the Aon Hewitt Survey was approximately $2.80 billion. Valmont's 2017 revenues were approximately $2.75 billion. The competitive medians referenced below for base salary, target annual incentives and long-term incentives are the competitive medians based on the Aon Hewitt Survey data.

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  The Committee also used a peer group developed by FW Cook as a supplemental benchmark of CEO and CFO pay levels. FW Cook advised that, due to differences in the jobs of the individuals reported in the proxies of the peer group companies, consistent and reliable comparable compensation information was available only for the CEO and CFO. The current peer group consists of the following twelve companies:

Barnes Group	Harsco	SPX Corporation
Carlisle Corporation	Hubbell	TORO
Crane	IDEX	Trinity Industries
FlowServe	Pentair	Watts Water
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  The Company's revenues approximated the median of the peer group. The peer group had median revenue of $2.62 billion. Valmont's revenues for 2017 were approximately $2.75 billion.

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  The Committee also reviews a tally sheet with respect to the total compensation (target and actual) of each named executive officer and each group president. The Committee utilizes tally sheets as a reference point to ensure that the Committee has a comprehensive picture of the compensation paid and payable to each executive officer. The Committee uses market data provided by FW Cook as one of the primary factors in executive compensation decisions and the tally sheets are not determinative with respect to any particular element of compensation.

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  The compensation programs provide for both cash and equity elements. Base salary and annual incentives are paid in cash. Long-term incentives comprised of Company performance shares are paid in cash for executives who have met their stock ownership guidelines, and are paid 50% in cash and 50% in equity for other executives. Stock options are settled in equity.

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  The Committee determines the mix of cash and equity compensation. The Committee has no pre-established policy for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The Committee reviews information provided by compensation consultants to determine the appropriate level and mix of incentive compensation. The Committee believes that a majority of an executive's overall compensation opportunity should be incentive-based and that each executive who has not attained applicable stock ownership guidelines should receive at least 50% of long-term performance plan compensation in equity.

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  The structure of all incentive compensation plans is reviewed periodically to assure their linkage to the current objectives and strategies and performance goals.

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  The Committee's policy is to establish base salary, annual incentives and long-term incentives with targets at the competitive median level and potential payouts of incentives up to 200% of target for executive officers who significantly exceed performance targets. The annual incentives and long-term incentives are established for each executive officer by using a percentage of base salary that approximates the competitive target median for the executive. There are no material differences in compensation policies with respect to individual executive officers.

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  The Company's programs have been designed so that compensation paid to executive officers will be deductible under the Internal Revenue Code's compensation limits for deductibility, although the Committee may from time to time make restricted stock awards or discretionary cash awards in excess of the deductibility limits to recognize exceptional performance in a particular year. The 2017 Tax Act will affect the deductibility of compensation in excess of $1 million for 2018 and subsequent years. Executive compensation generally produces ordinary income to the executive and a corresponding tax deduction for Valmont, except for amounts deferred under Valmont's qualified and related nonqualified plan, amounts subject to future vesting, and amounts related to stock awards which are subject to special accounting and tax provisions.

        Elements of Compensation.    Valmont's executive compensation is based on three components, each of which is intended to support the overall compensation philosophy.

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  The three components are base salary, annual incentives, and long-term performance incentives (which include equity incentives). For 2017, base salary accounted for approximately 24.5% of the total compensation of the named executive officers and incentive compensation accounted for approximately 70.8% of such total compensation.

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  Valmont's executive officers do not have employment agreements.

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  Valmont's executive officers do not have agreements providing for special payments in the event of a termination of employment or a change-of-control of Valmont. Valmont's 2013 Stock Plan provides for accelerated vesting of non-vested amounts in the event of an involuntary termination following a change-of-control. See Potential Payments Upon Termination or Change-in-Control.

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  Valmont does not have a pension plan. Valmont's executive officers do participate in its 401(k) Plan and also participate in the related non-qualified supplemental benefit plan.

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  Valmont does not maintain a perquisite program for its executive officers. Amounts relating to the Chief Executive Officer's limited use of Company aircraft for personal travel are included in the summary compensation table.

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  Valmont has an executive compensation recoupment policy covering cash and equity described on page 10.

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  Valmont has policies prohibiting hedging and pledging of Company stock by directors and officers.

        CEO Transition.    The Valmont board of directors announced on June 26, 2017 that Stephen Kaniewski would become President and Chief Executive Officer of Valmont on the first day of fiscal 2018 (December 31, 2017) and that Mogens Bay would become Executive Chairman of the board of directors on that date. Valmont's corporate governance structure now includes a chief executive officer, an executive chairman, and a lead director.

Chief Executive Officer

        Mr. Kaniewski became President and Chief Operating Officer of Valmont in October 2016. Prior to that time, he was group president of the Utilities Support Structure segment. He joined Valmont in August 2010 as Vice President of information technology and also has held the position of Vice President Global Operations with the Irrigation segment.

        Mr. Kaniewski, as Chief Executive Officer, is responsible for all day-to-day management decisions and for implementing Valmont's long-term strategic plan and annual operating plan as approved by the board of directors. The Chief Executive Officer acts as a liaison between the board of directors and management and communicates to the board of directors on behalf of management.

        The board of directors, following the recommendation of the Human Resources Committee and FW Cook, the Human Resources Committee's independent compensation consultant, approved the material terms of Mr. Kaniewski's 2018 compensation: (1) base salary of $900,000, (2) participation in the 2018 Annual Incentive Plan with a target of 100% of base salary, (3) participation in the 2018 - 2020 long-term performance share plan with a target of 150% of base salary, (4) continued participation in the performance share plans ending in 2018 and 2019 with prorated salary targets, (5) participation in Valmont's stock option incentive plan with a grant of 31,091 stock options on December 18, 2017 (vesting in three equal installments beginning on the first anniversary of the grant), and (6) participation in Valmont's other executive benefit plans on the same basis as other executive employees.

        Mr. Kaniewski received a one-time promotion based grant of 6,084 restricted stock units (vesting in three equal installments beginning on the third anniversary of the grant) on December 18, 2017. The Committee considered the annualized value of the promotion award in setting the target total compensation relative to market for Mr. Kaniewski's first year as CEO.

Executive Chair

        Mr. Bay was Chairman and Chief Executive Officer of Valmont since January of 1997. The board of directors wanted to retain Mr. Bay's 24 years of executive experience in Valmont's industries and requested that Mr. Bay continue in an executive position, in addition to his duties as board chair, for a period of one year to ensure a smooth transition of leadership.

        Mr. Bay will advise Mr. Kaniewski on long-term and operational strategies, work with Mr. Kaniewski on problem solving, assist Mr. Kaniewski with developing relationships with stakeholders, investors and large customers, serve as a goodwill ambassador for Valmont, and perform other duties as assigned by the board of directors. Mr. Bay's duties as board chairman include leading meetings of directors, attending Committee meetings as appropriate, establishing board agendas with the Lead Director, overseeing board and Committee evaluations, promoting director recruitment and selection, and ensuring effective board governance.

        The board of directors, following the recommendations of the Human Resources Committee and FW Cook, approved the material terms of Mr. Bay's 2018 compensation: (1) base salary of $500,000, (2) participation in the 2018 Annual Incentive Plan with a target of 90% of base salary, (3) continued participation in the three-year performance share plans ending in 2018 and 2019, and (4) participation in the Company's other executive benefit plans on the same basis as other executive employees.

  Compensation.

        Base Salary.    Base salary is targeted at the competitive median level. Competitive median levels are provided by FW Cook based on the primary benchmark survey prepared by Aon Hewitt. Base salary is intended to compensate the executive for satisfying the requirements of the position. Salaries for executive officers and other key employees are reviewed by the Committee on an annual basis and may be changed based on the individual's performance or a change in competitive pay levels in the marketplace.

        The Committee reviews with the Chief Executive Officer an annual salary plan for the Company's executive officers and other key employees (other than the Chief Executive Officer). The annual salary plan is developed by the Company's Human Resources staff, under the ultimate direction of the Chief

Executive Officer, and is based on national surveys of companies with similar characteristics and on performance judgments as to the past and expected future contributions of the individual executive. The salary plan is modified as deemed appropriate and approved by the Committee. The Committee reviews and establishes the base salary of the Chief Executive Officer based on competitive compensation data provided by FW Cook using data for similar sized companies and the Committee's assessment of his past performance, his leadership in establishing performance standards in the conduct of the Company's business, and its expectation as to his future contribution in directing the long-term success of the Company and its businesses.

        The Committee continued the Company's combined matching contribution under the Valmont Employees Retirement Savings Plan (a 401(k) plan) and related Restoration Plan (a non-qualified plan in place since 2002 designed to restore benefits otherwise limited by IRS regulations). The contribution was 15% of covered compensation (salary, bonus and cash incentives) for Mr. Bay in 2017. Mr. Bay's company contribution rate was lowered to 4.5% as of January 1, 2018, for compensation earned beginning in 2018 when he was no longer Chief Executive Officer. The Company's contributions to such plans for 2017 compensation for the named executive officers (which matched the amounts contributed by such executive officers) are set forth in the Non-Qualified Deferred Compensation table.

        Based on the factors described above, the Committee in December 2016 reviewed the base salaries of the named executive officers for 2017. The base salary for Messrs. Bay and Kaniewski were not changed. The base salary for the other named executive officers were increased 3%. For 2017, base salaries of our named executive officers were the following percentages of the survey competitive median level: Bay, 104%; Kaniewski, 107%; Jaksich, 106%; Brown, 102%; and Kehoe, 98%.

        The Committee reviewed executive base salaries in December 2017 again based on the factors described above. For information on the compensation of Mr. Kaniewski and Mr. Bay, see Chief Executive Officer Transition. The base salaries for Ms. Brown and Mr. Kehoe were increased 5% and Mr. Jaksich's base salary was increased 3%.

        Annual Incentives.    The Company's short-term incentives for 2017 were established pursuant to programs under the shareholder approved Executive Incentive Plan. The Committee believes that the annual incentive of executives should be based on optimizing profits and managing working capital. Accordingly, the executive officer programs provide for target performance levels based 75% on the Company's net earnings performance and 25% on working capital intensity. Working capital intensity is average working capital (average accounts receivable, average FIFO inventory and average prepaid expenses less average accounts payable and average accrued expenses) divided by annual net sales. Annual incentives are targeted at the competitive median level. Competitive median levels are provided by FW Cook based on the primary benchmark survey prepared by Aon Hewitt. For 2017, each named executive officer's annual incentive opportunity ranged from 0% to 200% of the targeted incentive, depending on the level of achievement of the Company's performance goals. For executive officers' 2017 annual incentives, a target incentive was established ranging from 40% to 110% of base salary, and performance goals were set based on net earnings and working capital intensity performance.

2017 Target Incentives—Percentage of Base Salary

Mr. Bay	110%
Mr. Jaksich	70%
Mr. Kaniewski	80%
Ms. Brown	40%
Mr. Kehoe	40%

        The annual incentive targets were the following percentages of the survey competitive median level: Bay, 102%; Jaksich, 97%; Kaniewski, 88%; Brown, 79%; and Kehoe, 85%.

        A minimum threshold level of performance had to be attained before any incentive was earned by an executive officer. Payout under the plan to any executive officer was capped at two times the target incentive. Participants, thresholds and specific performance levels are established by the Committee at the beginning of each fiscal year. The Committee may also award discretionary non-incentive based bonuses to an executive officer to recognize exceptional performance in a particular year. No discretionary awards were made to named executive officers with respect to performance in the last three years.

        The Committee approved in February 2017 participation, including executive officers, in the short-term incentive program for 2017. The annual incentives for 2017 were based 75% on net earnings improvement and 25% on net working capital intensity. The Human Resources Committee established the measures below to be used for the incentive threshold, target incentive and maximum incentive of 2x target for both 2017 net earnings improvement and 2017 net working capital intensity. Payouts are linearly interpolated for performance between threshold/target and target/maximum performance levels.

Net Earnings Improvement (75% Weight)

	Threshold	Target/AOP	Maximum (2x Target)
2017	$140.0 million	$159.0 million	$175.0 million

Net Working Capital Intensity (25% Weight)

	Threshold	Target	Maximum (2x Target)
2017	21.3%	20.4%	19.0%

        The 2017 net earnings of $155.6 million (GAAP net earnings attributable to Valmont, increased by $41.9 million tax expense associated with 2017 Tax Act and reduced by $2.7 million income from reserve reversal) resulted in earnings performance at 91.1% of target. The 2017 net working capital intensity of 20.65% resulted in an incentive at 86.1% of target. The combination of the two factors resulted in an annual incentive payout for executive officers at 89.8% of target for 2017. Based on the 2017 results, annual incentive payouts for 2017 were as follows:

2017 Annual Incentives

Mr. Bay	$968,044
Mr. Jaksich	$333,150
Mr. Kaniewski	$413,080
Ms. Brown	$130,042
MR. Kehoe	$114,723

        In February 2018, the Committee selected the participants and established the performance goals for the 2018 annual incentive program. The performance goals for named executive officers in 2018 are based 75% on net earnings and 25% on free cash flow improvement. The Committee determined to use free cash flow as a performance metric since the Company has communicated free cash flow as one of its key financial measures.

        Long-Term Performance Incentives.    Long-term performance incentives for senior management in 2017 are provided in two ways: through long-term performance share programs, and through equity awards under the shareholder approved 2013 Stock Plan. Both long-term performance incentive programs (long-term performance share plan and equity awards) are targeted at competitive median levels. Competitive median levels are provided by FW Cook based on the primary benchmark survey prepared by Aon Hewitt. For the three-year award cycle ended in 2017, each named executive officer's long-term incentive opportunity under the performance share program ranged from 0% to 200% of the targeted incentive, depending on the level of achievement of the Company's performance goals. The 2017 long-term incentive targets (for both performance shares and equity) were the following percentages of the survey competitive median level: Bay, 107%; Jaksich, 97%; Kaniewski, 113%; Brown, 76%; and Kehoe, 113%.

        The current long-term performance share programs operate on three-year award cycles. The Committee selects participants, establishes target awards, and determines a performance matrix. The Committee in February 2015 designed the matrix for the award cycle ending in 2017 to encourage both the effective use of the Company's capital and the growth of its earnings, and consequently the matrix was based on average return on invested capital or "ROIC" and cumulative compound operating income growth or "OIG", weighted 50% ROIC and 50% OIG, at the beginning of the award cycle. The Committee established the following performance measures for ROIC and OIG for the award cycle ending in 2017:

	OIG (50% Weight)	ROIC (50% Weight)	Cumulative Payout as % of Target
Maximum	20%	11.5%	200%
Target	10%	9.5%	100%
Threshold	1%	9.5%	55%
Below Threshold	Below 1%	Below 9.5%	0%

        The Committee in February 2015 selected the participants, including executive officers, for participation in the three-year award cycle ending in 2017. Targets for the 2015-2017 award cycle were established based on a predetermined percentage ranging from 40% to 175% of base salary, which amount was converted to performance shares valued at the Company's stock price at the beginning of the performance period (which for the 2015-2017 performance period was a thirty-day average of $132.38). The percentage of base salary for the named executive officers was:

Percentage of Salary
Mr. Bay	175%
Mr. Jaksich	80%
Mr. Kaniewski	Prorated 60% - 85%
Ms. Brown	40%
Mr. Kehoe	40%

        The performance matrix provides for the potential payouts to be increased or decreased in number based on greater or lesser levels of performance. Earned performance shares are valued at the Company's stock price at the end of the performance period (the thirty-day average prior to fiscal year end); consequently, payouts may be higher or lower based on the Company's stock price performance during the award cycle. Performance incentives are generally forfeited if a participant leaves the Company before the end of the performance cycle. Prorated awards may be earned based on performance results in the event of death, disability, normal retirement, termination of employment without cause, or a change in control. Earned performance shares are capped at two times the target number of performance shares. The Committee approves the number of performance shares to be paid following a review of results at the end of each performance cycle. Awards may be paid in cash or in shares of common stock or any combination of cash and stock; participants who have not attained applicable stock ownership guidelines receive 50% of the award in common stock.

        Based on the above described ROIC and OIG performance goals established by the Committee, and the Company's three-year average 9.5% ROIC and negative three-year cumulative compound operating income growth, no performance shares were earned for the 2015-2017 period.

        In February 2017, the Committee selected the participants and established the performance goals for the 2017-2019 award cycle; the performance goals for the cycle ending in 2019 are again based on a combination of growth in operating income and return on invested capital. Targets were established for executive officers based on a percentage of base salary ranging from 40% to 175% and performance targets established at 9.5% average ROIC and 10% OIG growth.

        Stock Incentives and Ownership Guidelines.    The board of directors, upon recommendation of the Committee, has established stock ownership and retention guidelines for senior management. The guidelines require an equity position having a value of six times base salary for the Chief Executive Officer and Executive Chairman, three times base salary for the Chief Financial Officer and Group Presidents, and two times base salary for other corporate officers. The officers are required to retain 75% of the net shares acquired upon the exercise of stock options and the vesting of restricted stock until the stock ownership guidelines have been attained and maintained. The named executive officers currently meet these targets, except for Mr. Kehoe who was hired in June 2014 and Mr. Kaniewski who became an executive officer in October 2016. The Company has policies prohibiting hedging and pledging of Company stock by directors and officers.

        Long-term stock incentives are provided through grants of stock options and restricted stock units to executive officers and other key employees pursuant to the shareholder approved 2013 Stock Plan. The stock component of compensation is intended to retain and motivate employees to improve long-term shareholder value. Such grants for executive officers were in 2015, 2016 and 2017 made at the regularly scheduled Committee meeting in December of each year as part of the compensation for the upcoming year. Stock options are granted at the market value on the date of grant and have value only if the Company's stock price increases. Stock options granted during 2017 vest beginning on the first anniversary of the grant in equal amounts over three years and expire seven years after the date of grant. Employees must be employed by the Company at the time of vesting in order to exercise the options. Options granted in 2017 also vest on death, disability and involuntary termination following a change-of-control. If an employee retires after age 62 (with five years of service), options continue to vest and be exercisable according to the original terms. The Company's stock plans prohibit repricing. Restricted stock units granted during 2017 vest in three equal installments beginning on the first anniversary of the grant; the units also vest on death, disability and involuntary termination following a change-of-control, and vesting is prorated if an employee retires after age 62 (with five years of service).

        The Committee establishes the number and terms of the options and restricted stock units granted under the stock plans. The Committee established the terms and provisions of such equity grants based on industry standards as provided to the Committee by its independent compensation consultant. The Committee established the number of options and restricted stock units to each executive officer so that the aggregate long-term incentive compensation would be targeted at competitive median levels. The value used in determining the number of stock options granted to each executive officer was computed in accordance with FASB Accounting Standards Codification Topic 718, which is described in footnote 11 to the Company's consolidated financial statements. The Committee encourages executives to build a substantial ownership investment in the Company's common stock. The table on page 3 reflects the ownership position of the directors and executive officers at March 1, 2018. Outstanding performance by an individual executive officer is recognized through larger equity grants. The Committee, in determining grants of equity under the stock plans, also reviews and considers the executive's history of retaining shares previously obtained through the exercise of prior options and restricted stock grants. In December 2017, stock options and/or restricted stock units were granted to named executive officers with a fair market value of a percentage of base salary as follows:

Percentage of Base Salary
Mr. Bay	0%
Mr. Jaksich	80%
Mr. Kaniewski	150%
Ms. Brown	50%
Mr. Kehoe	40%

        The amounts were established so that aggregate long-term incentive compensation would be targeted at competitive median levels. Competitive median levels are provided by FW Cook based on the primary benchmark survey prepared by Aon Hewitt.

        The Committee granted options for an aggregate of 67,965 shares to 12 employees and restricted stock units for an aggregate of 53,752 shares to 264 employees in December 2017, including options and restricted stock units to named executive officers as described below. The Committee had granted restricted stock units for 7,077 shares prior to December 2017.

        The Committee determined in December 2017 that the annual equity grants to the Chief Executive Officer and Chief Financial Officer should be stock options, and the equity grants to the other executive officers should be 50% stock options and 50% restricted stock units (on a value basis), to reflect current market practices as determined by FW Cook. In December 2017, the Committee granted the following stock options and restricted stock units to the named executive officers:

December 2017 Stock Grants

	Stock Options	Restricted Stock Units
Mr. Bay	0	0
Mr. Jaksich	10,057	0
Mr. Kaniewski	31,091	6,084
Ms. Brown	2,188	578
Mr. Kehoe	1,544	408

        The option grants and restricted stock unit grants vest in equal installments over three years. The Committee determined that such grants were appropriate long-term incentives, based on market data and the Committee's review of each executive's performance. Mr. Kaniewski received a one-time promotion based 6,084 restricted stock unit grant which vests in three equal installments beginning on the third anniversary of the grant.

        The Committee believes that the programs described above provide compensation that is competitive with comparable companies, link executive and shareholder interests and provide the basis for the Company to attract and retain qualified executives. The Committee will continue to monitor the relationship among executive compensation, the Company's performance, and shareholder value.

Compensation Risk Assessment

        The Human Resources Committee in February 2018 conducted a risk assessment of the Company's compensation programs which was reviewed by its independent compensation consultant. The Committee determined that the risks arising from the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The Committee believes the programs are designed to promote long-term value creation and do not motivate imprudent risk taking. The Company sets performance goals that are reasonable in light of past performance and market conditions. The annual and long-term incentive plans for executives and senior management use an aggregate of three or more company-wide performance metrics which provide for sliding scale incentives rather than an all-or-nothing approach; all such incentives have thresholds before they are paid and all are capped. The long-term incentives, consisting of performance shares, stock options and restricted stock units, have a three-year performance period or vesting period and consequently the value to executives varies with the Company's stock price over the period. The Company has a stock retention policy which requires retention of 75% of the net shares acquired upon the exercise of stock options and the vesting of restricted stock until stock ownership guidelines are met. The Company also has an executive clawback policy in the event of financial restatements due to fraud.

Human Resources Committee Report

        The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.

HUMAN RESOURCES COMMITTEE (2017)
Daniel P. Neary, Chairman Kenneth E. Stinson Catherine James Paglia

Pay Ratio Information

        We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer ("CEO") for our fiscal 2017. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with applicable securities regulations.

        For our fiscal year ended December 30, 2017:

  •
  The median of the annual total compensation of all employees of our company (other than our CEO) was $45,241.

  •
  The annual total compensation of our CEO, as reported in the Summary Compensation Table, was $4,096,515.

  •
  Based on this information, for 2017 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 91 to 1.

        To identify the median of the annual total compensation of all our employees, we selected September 30, 2017 as the date for data gathering to identify the median employee because it enabled us to make such determination in a reasonably efficient and economical manner. We used the total cash compensation (base salary, cash bonuses and cash incentives) of all employees globally as reflected in payroll records. We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.

        Once we identified our median employee, we combined all elements of such employee's compensation for 2017 to arrive at such employee's total compensation in the same manner as we arrived at our CEO's total compensation as set forth in the Summary Compensation Table.

        Since Mr. Bay would not be CEO in 2018, he did not receive an equity grant in December 2017. Mr. Kaniewski became CEO on December 31, 2017. Based on Mr. Kaniewski's targeted compensation for 2018 (see Chief Executive Officer Transition), the ratio of the annual total compensation for Mr. Kaniewski for 2018 to the median of the annual total compensation of all employees is estimated at 101 to 1.

 Executive Compensation

Summary Compensation Table

	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)	All other compensation ($)(3)	Total ($)
Mogens C. Bay	2017	980,000	0	1,715,000	0	968,044	433,471	4,096,515
Chairman and Chief	2016	980,000	0	1,715,000	1,700,589	722,260	323,439	5,441,288
Executive Officer	2015	980,000	0	1,715,000	1,789,580	0	412,023	4,896,603
Mark C. Jaksich	2017	529,988	0	423,990	439,290	333,150	38,792	1,765,210
Executive Vice President	2016	514,551	0	623,541	210,201	241,325	33,957	1,623,575
and Chief Financial Officer	2015	499,550	0	399,700	429,528	0	31,422	1,360,200
Stephen G. Kaniewski(4)	2017	575,000	0	1,488,655	1,358,055	413,080	13,500	3,848,290
President and Chief	2016	470,408	0	446,109	484,610	192,635	13,500	1,607,262
Operating Officer
Vanessa K Brown	2017	362,033	0	239,807	95,572	130,042	22,124	849,579
Senior Vice President	2016	351,488	0	230,976	89,731	94,200	20,025	786,420
Human Resources	2015	341,250	0	136,500	146,692	0	19,739	644,181
John A. Kehoe	2017	319,385	0	194,089	67,442	114,723	13,500	709,859
Senior Vice President	2016	310,083	0	187,831	63,325	83,102	13,500	657,841
Information Technology	2015	278,100	0	111,200	172,685	0	134,736	696,721

(1)
Stock awards consist of the grant date fair value (based on the target award amount) of the performance shares which can be earned by each of the above-named executives under the long-term incentive program with respect to grants in each fiscal year. See Compensation Discussion and Analysis for a description of these awards. The maximum award value, if earned (exclusive of increases in performance share value based on increases in the Company's stock price) would be two times the amounts shown in this column for the performance shares. Stock awards include the value of restricted stock units granted to Mr. Jaksich and Ms. Brown in December 2016 and to Mr. Kaniewski, Ms. Brown, and Mr. Kehoe in December 2017. See Grants of Plan-Based Awards for Fiscal 2017.

(2)
Option awards reflects the aggregate grant date fair value of stock options computed in accordance with FASB Accounting Standards Codification Topic 718. See footnote 11 to the Company's consolidated financial statements for the assumptions used in the valuation of these awards. The exercise price of all options granted in 2017 to the named executive officers was $164.35.

(3)
All Other Compensation reflects amounts contributed by the Company to its 401(k) plan and related supplemental benefit plan, which matches the amounts contributed in 2017 by executive officers in accordance with plan provisions; such Company contributions are 4.5% of the executive officer's salary, bonus and incentives that are paid in cash (15% for Mr. Bay). Mr. Bay's match will be 4.5% for 2018. Contributions to the supplemental benefit plan are based on cash compensation, a majority of which is performance based and variable and is paid only if performance levels are met. All other compensation for Mr. Bay includes $141,750 with respect to Mr. Bay's personal use of Company aircraft in 2017 based on the Company's variable operating costs.

(4)
Mr. Kaniewski became an executive officer in October 2016.

 Grants of
Plan-Based Awards for Fiscal 2017

								All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares)(1)					Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Mogens C. Bay	02/27/2017	0	1,078,000	2,156,000	5,771	11,543	23,086	0	0	0	0
Mark C. Jaksich	02/27/2017	0	370,992	741,984	1,427	2,854	5,708
	12/18/2017							0	10,057	164.35	439,290
Stephen G. Kaniewski	02/27/2017	0	460,000	920,000	1,645	3,290	6,580
	12/18/2017							6,084	31,091	164.35	2,357,960
Vanessa K. Brown	02/27/2017	0	144,813	289,626	487	975	1,950
	12/18/2017							578	2,.188	164.35	190,565
John A. Kehoe	02/27/2017	0	127,754	255,508	430	860	1,720
	12/18/2017							408	1,544	164.35	134,497

(1)
Non-equity incentive awards were made with respect to the Company's 2017 annual incentive plan. Equity incentive plan awards represent performance shares under the Company's 2017-2019 long-term incentive plan. See Compensation Discussion and Analysis for a description of each plan. Performance shares, option awards and restricted stock unit awards are made under the shareholder-approved 2013 Stock Plan.

(2)
See footnote 11 to the Company's consolidated financial statements for the assumptions used in valuing these awards.

 Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Mogens C. Bay	15,726	0	0	132.84	12/08/2021			12,955	2,148,586
	21,435	0		104.47	12/16/2022			15,339	2,543,973
	14,125	28,252		151.90	12/19/2023			11,543	1,914,406
Mark C. Jaksich	3,280	0	0	136.42	12/17/2019	930	154,240	3,018	500,535
	3,177	0		145.25	12/09/2020			3,681	610,493
	10,679	0		132.84	12/08/2021			2,854	473,335
	10,289	5,145		104.47	12/16/2022
	1,746	3,492		151.90	12/19/2023
	0	10,057		164.35	12/18/2024
Stephen G. Kaniewski	3,065	0	0	136.42	12/17/2019	6,084	1,009,031	1,797	298,032
	2,869	0		145.25	12/09/2020			3,056	506,837
	1,823	0		132.84	12/08/2021			3,290	545,646
	4,882	4,882		104.47	12/16/2022
	4,025	8,051		151.90	12/19/2023
	0	31,091		164.35	12/18/2024
Vanessa K. Brown	3,247	0	0	145.25	12/09/2020	975	161,703	1,031	170,991
	3,647	0		132.84	12/08/2021			1,257	208,473
	3,514	1,757		104.47	12/16/2022			975	161,703
	745	1,491		151.90	12/19/2023
	0	2,188		164.35	12/18/2024
John A. Kehoe	991	0	0	132.84	12/08/2021	688	114,104	860	142,631
	2,068	2,069		104.47	12/16/2022			1,109	183,927
	526	1,052		151.90	12/19/2023			859	142,465
	0	1,544		164.35	12/18/2024

(1)
The options that expire on December 12, 2018 vested in equal amounts on December 12 of 2012, 2013 and 2014. The options that expire on December 17, 2019 vested in equal installments on December 17 of, 2013, 2014 and 2015. The options that expire on December 9, 2020 vested or vest in equal amounts on December 9 of 2014, 2015 and 2016. The options that expire on December 8, 2021 vested or vest in equal amounts on December 8 of 2015, 2016 and 2017. The options that expire on December 16, 2022 vested or vest in equal amounts on December 16, 2016, 2017 and 2018. The options that expire on December 19, 2023 vested or vest in equal amounts on December 23 of 2017, 2018 and 2019. The options that expire on December 18, 2024 vest in equal amounts on December 18, 2018, 2019, and 2020.

(2)
The restricted stock units vest in equal installments over three years following date of grant and on vesting will be settled in an equal number of shares of common stock. Dividends are paid upon vesting of restricted shares; Mr. Kaniewski's 6,084 restricted stock unit grant in December 2017 vests in three equal installments beginning on the third anniversary of the grant.

(3)
Based on the number of shares or units at the closing market price at the end of the 2017 fiscal year ($165.85 per share).

(4)
Number shown is based on the target number of performance shares which can be earned under the long-term incentive plans for the three-year periods ending in 2017, 2018, and 2019, respectively. See Compensation Discussion and Analysis for a description of the provisions of the long-term incentive plans.

(5)
Based on the target number of performance shares at the closing market price at the end of the 2017 fiscal year ($165.85 per share).

 Options Exercised in Fiscal 2017

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Mogens C. Bay	127,443	5,110,791
Mark C. Jaksich	6,744	450,939
Stephen Kaniewski	4,881	222,573
Vanessa K. Brown	7,660	486,244
John A. Kehoe	4,049	160,744

(1)
Difference between the exercise price of the options and the market price on date of exercise.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)(4)
Mogens C. Bay	276,996	279,571	1,049,444	0	16,733,018
Mark C. Jaksich	142,819	26,642	420,014	0	3,233,593
Stephen G. Kaniewski	0	1,350	2,236	0	12,768
Vanessa K. Brown	89,217	9,974	149,701	0	1,161,094
John A. Kehoe	0	1,350	904	0	5,570

(1)
Executive officer contributions are included in the executive compensation amounts reflected in the Summary Compensation Table as part of Salary, Bonus and Non-equity Incentive Plan Compensation; such contributions include deferrals to the nonqualified deferred compensation plan but not amounts contributed to the qualified 401k plan.

(2)
Company contributions match executive contributions to the 401(k) and related nonqualified deferred compensation plans with respect to compensation and are included in the Summary Compensation Table under All Other Compensation. Company contributions are 4.5% of the executive officer's salary, bonus and cash incentives (15% for Mr. Bay); Mr. Bay's match will be 4.5% in 2018.

(3)
The aggregate balance includes amounts contributed after the fiscal year end with respect to fiscal 2017 compensation.

(4)
The Company does not have a pension plan or other defined benefit plan. The Company's nonqualified deferred compensation plan is offered to allow certain Company employees who, due to compensation and contribution ceilings established under the Internal Revenue Service regulations, are limited in making contributions to the Company's 401(k) plan. This plan is fully funded and the related assets in the plan are reported on the Company's balance sheet and are subject to creditor claims in event of the Company's bankruptcy. The vesting provisions follow that of the Company's 401(k) plan. Compensation that is eligible for deferral by the executive includes salary, bonus and cash incentives, and the executive may defer any percentage of eligible compensation. Investment values and related earnings are based on quoted market prices of the investments held by the plan. Investment alternatives under the plan are selected by each employee and may be changed based on the rules set forth by each investment fund selected by the employee. Distribution payments are made upon a specified period after separation from service in accordance with Section 409A of the Internal Revenue Code. The methods of distribution include single lump sum cash payment or annual installments for 2-10 years. In-service withdrawals are allowed in compliance with Section 409A of the Code.

Director Compensation

Name	Fees Earned or paid in Cash ($)(1)	Stock Awards ($)(1)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Walter Scott, Jr.	107,500	129,946	0	0	0	0	237,446
Kenneth E. Stinson	128,500	129,946	0	0	0	0	258,446
Kaj den Daas	97,500	129,946	0	0	0	0	227,446
Daniel P. Neary	113,500	129,946	0	0	0	0	243,446
Clark T. Randt	103,500	129,946	0	0	0	0	233,446
J. B. Milliken	92,000	129,946	0	0	0	0	221,946
Catherine J. Paglia	103,500	129,946	0	0	0	0	233,446
Theo W. Freye	93,500	129,946	0	0	0	0	223,446

(1)
Non-employee directors in 2017 received (1) an annual retainer of $75,000, (2) $2,500 for each board meeting attended ($1,000 if the participation was via teleconference), and (3) $2,000 for each committee meeting attended ($1,000 if the participation was via teleconference). The lead director received an additional $35,000 for 2017 and each committee chairman received an additional $10,000 for the year. The lead director additional fee will be $30,000 per year beginning April 25, 2018. Director Scott has elected to receive his cash fees in the form of deferred compensation which accrues interest indexed to U.S. government bonds compounded monthly. Non-employee directors also received a grant of restricted stock units with a value of $130,000 (based on the closing market price of the Company's common stock on the date of the Company's annual shareholders' meeting). The equity grants are made annually on the date of and following completion of the Company's annual shareholders' meeting. The restricted stock units vest on the first anniversary of the grant date (subject to deferral by the director). The total cash compensation and the grant date fair value of equity awards for a non-employee director may not exceed $500,000 in a calendar year.

(2)
Unexercised stock awards (consisting of unvested restricted stock units) for each director as of December 30, 2017 were as follows:

Name	Restricted Stock Units
Walter Scott, Jr.	846
Kenneth E. Stinson	846
Kaj den Daas	846
Daniel P. Neary	846
Clark T. Randt	846
J. B. Milliken	846
Catherine J. Paglia	846
Theo W. Freye	846

Equity Compensation Plan Information

        The following table provides information about the Company's common stock that may be issued upon exercise of options, warrants and rights under existing equity compensation plans as of December 30, 2017.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation (including securities plans reflected in column (a)) (c)
Equity compensation plans approved by security holders	570,622	128.34	529,356
Equity compensation plans not approved by security holders	0	—	0
Total	570,622		529,356

Potential Payments Upon Termination or Change-In-Control

        Valmont does not have employment agreements with its executive officers. Valmont also does not have special severance or change-in-control payment agreements with its executive officers.

        Valmont's executive officers may receive severance payments upon a termination of employment under Valmont's severance plan which is generally available to all administrative employees. The severance plan generally provides 16 weeks of salary plus one week of salary for each year of service. Valmont's executive officers would also be entitled to receive upon termination of employment amounts accumulated in their respective deferred compensation accounts, at the times and in the manner established for their respective accounts; such amounts are described in the Non-Qualified Deferred Compensation table.

        Valmont's 2013 Stock Plan provides that all outstanding options become immediately exercisable in the event of an involuntary termination following a change-in-control and that all restrictions on restricted stock lapse in the event of such an involuntary termination following a change-in-control. A change-in-control, defined specifically in the plans, generally occurs if: (i) a person, entity or group (excluding Valmont plans) acquires 50% or more of Valmont's common stock or total voting power of Valmont's voting securities; (ii) incumbent directors or their replacements (whose election or nomination was approved by at least a majority of then incumbent directors) cease to constitute a majority of the board; (iii) a reorganization, merger, consolidation, or sale of substantially all of the Company's assets occurs unless Valmont's shareholders prior to the transaction own after the transaction 50% or more of the voting power of Valmont's securities; and (iv) Valmont is liquidated or dissolved. Options granted in 2008 and subsequent years provide for continued vesting pursuant to the option terms if the optionee voluntarily retires on or after attaining age 62. If such a change-in-control (involving an involuntary termination) or retirement had occurred on the last day of fiscal 2017, the incremental value (fair market value of company common stock on such date less exercise price) of unvested options and unvested restricted stock held by the named executed officers would have been:

	Unvested Options	Unvested Restricted Stock
Mr. Bay	$394,115	—
Mr. Jaksich	$379,598	$154,240
Mr. Kaniewski	$458,604	$1,009,031
Ms. Brown	$131,925	$161,703
Mr. Kehoe	$143,986	$114,104

        The unvested stock options for such individuals and the unvested restricted stock for such individuals are set forth in the Outstanding Equity Awards at Fiscal Year-End table. In addition, a pro rata portion (based on period of service and full period performance results) of the performance shares awarded under the long-term incentive plan may be earned in the event of death, disability, normal retirement, termination of employment without cause, or change-in-control. If such a change-in-control or retirement had occurred on the last day of fiscal 2017, the prorated value of the long-term incentive awards (based on target award numbers) which would have been payable to the named executive officers would have been:

Mr. Bay	$4,482,703
Mr. Jaksich	$1,065,308
Mr. Kaniewski	$817,805
Ms. Brown	$363,874
Mr. Kehoe	$312,737

Shareholder Return Performance Graphs

        The graphs below compare the yearly change in the cumulative total shareholder return on the Company's common stock with the cumulative total returns of the S&P Mid Cap 400 Index and the S&P Mid Cap 400 Industrial Machinery Index for the five and ten-year periods ended December 31, 2017. The Company was added to these indexes in 2009 by Standard & Poor's. The graphs assume that the beginning value of the investment in Company Common Stock and each index was $100 and that all dividends were reinvested.

 Audit Committee Report

        The Audit Committee (the "Committee") is appointed by the board of directors to assist the board by reviewing (1) the integrity of the Company's financial statements, (2) the qualifications, independence and performance of the Company's independent auditors and internal auditing department and (3) the compliance by the Company with legal and regulatory requirements. The Committee manages the Company's relationship with its independent auditors, who report directly to the Committee. The Committee has sole authority to retain, compensate, oversee and terminate the independent auditors. The Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company's website at www.valmont.com.

        The Company's management is responsible for its financial reporting process and internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Committee oversees the Company's financial reporting process and internal controls on behalf of the board of directors.

        The Committee reviews the Company's annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Committee reviews reports on various matters, including (1) critical accounting policies of the Company, (2) material written communications between the independent auditor and management, (3) the independent auditor's internal quality-control procedures, (4) significant changes in the Company's selection or application of accounting principles and (5) the effect of regulatory and accounting initiatives on the financial statements of the Company. The Committee also considered whether the provision of non-audit services provided by Deloitte & Touche LLP ("Deloitte"), the Company's independent auditors, to the Company during fiscal 2017 was compatible with the auditor's independence.

        The Committee reviewed and discussed the Company's audited financial statements for fiscal 2017 with both management and Deloitte. The Committee received from and discussed with Deloitte the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Committee concerning independence. The Committee also discussed with Deloitte any matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board relating to communications between the audit committee and the independent auditors. Based on these reviews and discussions, the Committee recommended to the board of directors and the board has approved that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2017.

AUDIT COMMITTEE Walter Scott, Jr., Chairman Kaj den Daas Daniel P. Neary Catherine James Paglia

ITEM 2:    APPROVAL OF THE VALMONT 2018 STOCK PLAN

General

        Valmont's board of directors has adopted the Valmont 2018 Stock Plan (the "Plan"), subject to stockholder approval. The adoption was based on the recommendation of the Human Resources Committee of the Board which was advised by F.W. Cook, the independent compensation consultant for the Committee. The board of directors recognizes the value of stock incentives in motivating superior performance, encouraging and providing for the acquisition of an ownership interest in the Company by participants, and enabling the Company to attract and retain the services of a management team responsible for the long-term financial success of the Company as well as non-employee directors to provide governance oversight and stewardship. Valmont most recently requested stockholder approval of a Stock Plan in 2013. The Plan requests authorization for the issuance of up to 1,700,000 shares of common stock. This is the same share authorization as was obtained from stockholders in 2013. While 529,356 shares remain available for issuance under prior Valmont stock plans, following approval of the Plan by Company stockholders, no additional award grants shall be made under any prior Valmont stock plan.

        The 2018 Stock Plan includes provisions designed to protect stockholder interests and appropriately reflect our compensation philosophy and practices. These features include:

• No "evergreen" provision	• No repricing or cash buyouts of underwater stock options or stock appreciation rights
• No dividends or dividend equivalents paid on unvested stock awards	• No "reload" awards
• No recycling of shares tendered or withheld in respect of taxes or option exercise price	• No "liberal" change-of-control definition
• No discount stock options	• Double trigger change-in-control provision

Burn Rate and Overhang

        Our stock-based compensation, including the participation of employees and directors, results in a "burn rate" or share utilization rate presented in the table below. The table summarizes the number of awards granted and the burn rate for each of the last three fiscal years. The "burn rate" is not adjusted for forfeitures and expirations, which would reduce the burn rate if taken into account.

	FY 2017	FY 2016	FY 2015
Stock options granted (a)	67,965	85,092	291,708
Restricted stock and time-based restricted stock units granted (b)	62,160	58,961	47,038
Performance shares issued (c)	0	0	1,233
Total equity awards (a+b+c)	130,125	144,053	339,979
Weighted average common shares outstanding (d)	22,520,273	22,561,576	23,288,233
Burn rate (a+b+c/d)	.58%	.64%	1.46%

        The total potential dilution or "overhang" from the adoption of the 2018 Stock Plan is shown below. The "overhang" assumes that the 1,700,000 new shares are available to grant as of the record date and is calculated as follows:

Shares
New shares requested for approval under the 2018 Stock Plan	1,700,000
Weighted-average exercise price of outstanding stock options	$128.34
Weighted-average remaining term of outstanding stock options	4.72 years
Shares underlying previously granted stock options under prior plans	570,622
Shares underlying previously granted restricted stock units under prior plans	150,133
Shares underlying previously granted performance shares under prior plans(1)	53,852
Total available and outstanding stock awards and stock options (a)	2,474,607
Common shares outstanding at 12/30/17 (b)	22,693,526
Fully-diluted Overhang (a/a+b)	10.9%

(1)
50% of outstanding performance shares, the maximum amount that can be settled in stock.

        We expect that the share reserve under the Plan, if this proposal is approved by our stockholders, will be sufficient for awards for at least five years. Expectations regarding future share usage could be impacted by a number of factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

        We believe that the benefits to our stockholders resulting from equity grants to our employees and directors outweigh the dilutive effect of equity grants under the 2018 Stock Plan. The Company believes that paying a significant portion of senior employee variable compensation in the form of equity awards that vest over multiple years is an effective method of aligning the interests of senior employees with those of our stockholders, encouraging ownership in the Company, and retaining, attracting and rewarding talented employees. We also believe that paying the majority of the annual compensation for our non-employee directors in stock awards aligns the interests of directors and stockholders.

Description of the 2018 Stock Plan

        The following is a summary of the material terms of the Plan. The full text of the Plan was filed with the Company's 8-K dated March 12, 2018.

        Administration.    Under the Plan, the Human Resources Committee (the "Committee") of the board may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, deferred stock units, other forms of stock-based compensation and cash awards to officers and other employees of Valmont and its subsidiaries. The number of grantees may vary from year to year. The number of employees eligible to participate in the Plan is estimated to be approximately 300. The Committee administers the Plan and its determinations are binding upon all persons participating in the Plan.

        Available Shares.    The maximum number of shares of Valmont's common stock that may be issued under the Plan is 1,700,000 less one share for every share subject to an option or stock appreciation right granted under any Prior Plan after December 30, 2017 and two shares for every one share that was subject to an award other than an option or stock appreciation right granted under any Prior Plan after December 30, 2017. Shares of common stock remain available for grant, or have shares subject to issuance under outstanding awards, under the Valmont 2008 Stock Plan and the Valmont

2013 Stock Plan (the "Prior Plans"). Following approval of the Plan by stockholders, no additional award grants will be made under the Prior Plans. Shares of stock subject to options or share-settled stock appreciation rights shall be deducted from the Plan share reserve based on the gross number of shares of stock exercised, and the shares of stock subject to an award that are retained by the Company or tendered to the Company to pay the exercise price or withholding taxes shall not become available again for issuance under the Plan. Any shares repurchased by the Company in the open market shall not increase the number of shares available for issuance under the Plan. Any shares of stock subject to an award, which for any reason are cancelled, cash-settled, terminated or otherwise settled without issuance of any shares of stock shall again be available for awards under the Plan.

        The shares may be unissued shares or treasury stock.    If there is a stock split, stock dividend, recapitalization, spinoff, exchange or other similar corporate transaction or event affecting Valmont's common stock, appropriate adjustments shall be made by the Committee in the number of shares issuable in the future and in the number of shares and price under all outstanding grants made before the event.

        Any shares of stock subject to options or stock appreciation rights shall be counted against the maximum share limitation as one share of stock for every share of stock subject thereto. Any shares of stock subject to awards other than options or stock appreciation rights shall be counted against the maximum share limitation as two shares of stock for every share of stock subject thereto.

        Limitations.    The maximum number of shares of common stock which may be issued under the Plan in any fiscal year to any one employee shall not exceed 5% of the aggregate number of shares of common stock that may be issued under the Plan. The sum of any cash compensation and the grant date fair value of Awards granted under the Plan to a non-employee director as compensation for services during any calendar year may not exceed $500,000.

        Minimum Vesting Requirement.    Equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of 5% of the available share reserve authorized for issuance under the Plan. Subject to this limitation, no award under the Plan that is based on performance criteria may be based on performance over a period of less than one year. No award under the Plan that is solely conditioned on continued employment or the passage of time may provide for vesting in less than pro rata annual installments over three years from the date of the award. The foregoing restrictions do not apply to the Committee's discretion to provide accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or Change-in-Control, in the terms of the Award or otherwise.

Grants Under The Plan

        Stock Options for Employees:    The Committee may grant employees nonqualified options and options qualifying as incentive stock options. The option price of either a nonqualified stock option or an incentive stock option will be the fair market value of the common stock on the date of grant. Options qualifying as incentive stock options must meet certain requirements of the Internal Revenue Code. The Committee shall determine the methods of payment upon exercising an option, which may include paying the option price in cash, or withholding shares otherwise issuable on exercise of the option, or delivering other shares of common stock. The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. The Committee will determine the time or times when each option is exercisable. Options may be made exercisable in installments. Other than in connection with a change in capitalization (as described above), the exercise price of a stock option may not be reduced. Stock options may not be granted under the Plan in consideration for the delivery of Valmont common stock in payment of the exercise price or tax withholding under any other stock option, i.e., no "reloads". Unless otherwise provided by the Committee at the time of grant, if the employment of an optionholder is involuntarily terminated within one year of a change-in-control of Valmont (as defined in the Plan), then all outstanding options of such employee become immediately exercisable.

        Stock Options of Acquired Companies:    The Committee may also grant stock options in replacement of or upon assumption of options previously issued by companies acquired by Valmont by merger or stock purchase. Any options so replaced or assumed may have the same terms including exercise price as the options so replaced or assumed. Any such options shall not count against the share reserve limits.

        Stock Appreciation Rights:    The Committee may grant a stock appreciation right (a "SAR") in conjunction with an option granted under the Plan or separately from any option. Each SAR granted in tandem with an option may be exercised only to the extent that the corresponding option is exercised, and such SAR terminates upon termination or exercise of the corresponding option. SAR's granted separately from options may be granted on such terms and conditions as the Committee establishes; however, the term of each SAR may not exceed ten years from the date of grant. If an employee exercises a SAR, the employee will generally receive a payment equal to the excess of the fair market value at the time of exercise of the shares with respect to which the SAR is being exercised over the price of such shares as fixed by the Committee at the time the SAR was granted; the price fixed by the Committee at the time the SAR was granted will be the fair market value of the common stock on the date of grant. Payment may be made in cash, in shares of Valmont common stock, or any combination of cash and shares as the Committee determines. Other than in connection with a change in capitalization (as described above), the exercise price of a stock appreciation right may not be reduced. Unless otherwise provided by the Committee at the time of grant, if the employment of an SAR holder is involuntarily terminated within one year of a change-in-control (as defined in the Plan) of Valmont, then all outstanding SARs of such employee become immediately exercisable.

        Restricted Stock:    The Committee may grant awards of restricted stock to employees under the Plan. The restrictions on such shares shall be established by the Committee, which may include restrictions relating to continued employment and Valmont financial performance. The Committee may issue such restricted stock awards without any cash payment by the employee, or with such cash payment as the Committee may determine. Unless otherwise provided by the Committee at the time of grant, if the employment of a restricted stock/unit holder is involuntarily terminated within one year of a change-in-control of Valmont (as defined in the Plan), all restrictions for such employee lapse. The Committee has the right to waive any restrictions.

        Other Stock-Based and Cash Awards:    The Committee may grant other stock-based awards and other cash awards to participants under the Plan, which may be based in whole or in part by reference to, or otherwise based on the fair market value of Valmont common stock, on such terms as the Committee may determine. Such awards may include restricted stock units, which may be settled in common stock or otherwise, performance share awards which are the subject of one or more performance criteria, and deferred stock units, which entitle the participant to receive shares (or cash or other property if so determined by the Committee) at a future time. The performance criteria may be calculated on an absolute or relative basis, and may be based on stock price, earnings, earnings per share, growth in earnings per share, total stockholder return, achievement of annual operating profit plans, operating income performance, return on equity performance, return on capital, sales growth, expense or working capital targets, margin improvement, cash flow, or other objective or subjective performance goals determined by the Committee. The Committee may make appropriate provision for the effect of a change-in-control (as defined in the Plan) on restricted stock units, deferred stock units, and performance-based awards; however, acceleration of vesting may only occur following an involuntary termination of employment.

        Treatment of Dividends and Dividend Equivalents on Unvested Awards:    In no event shall dividends or dividend equivalents be paid with respect to options or stock appreciation rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such award or (ii) be accumulated but remain subject to vesting requirements to the same extent as the applicable award and shall only be paid at the time or times such vesting requirements are satisfied.

        Director Participation:    Non-employee directors may receive awards under the Plan upon approval by the board of directors. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan are instead to be exercised by the independent members of the Board. The sum of any cash compensation and the grant date fair value of equity awards granted under the Plan to a non-employee director as compensation for services during any calendar year may not exceed $500,000.

        Tax Withholding:    The Committee may permit an employee to satisfy applicable federal, state and local tax withholding requirements through the delivery to Valmont of previously-acquired shares of common stock or by having shares otherwise issuable under the Plan withheld by Valmont.

        Impact of a Change in Control:    Unless otherwise provided by the Committee at the time of grant, in the event of a change-of-control of the Company (as defined in the Plan), if the employment of the holder of a stock-based award is involuntarily terminated within twelve months following the change-of-control, then such holder's outstanding options and stock appreciation rights shall become immediately exercisable and all restrictions with respect to restricted stock and restricted stock units shall lapse.

        No Repricing of Stock Options or Stock Appreciation Rights.    Subject to the adjustment provisions set forth in the Plan, the Committee will not, other than in connection with a change of control, take any of the following actions without the approval of stockholders: reduce the exercise price of any previously granted option or stock appreciation right; cancel any previously granted option or stock appreciation right in exchange for another option or stock appreciation right with a lower exercise price; or cancel any previously granted option or stock appreciation right in exchange for cash or another award if the exercise price of such option or stock appreciation right exceeds the fair market value of a share of common stock on the date of such cancellation.

        Other Information:    Except as permitted by the Committee, awards under the Plan are not transferable except by will or under the laws of descent and distribution; any permitted transfer must be for zero consideration. Unless terminated by action of the board, the Plan will continue in effect until March 31, 2028, but awards granted prior to such date will continue in effect until they expire in accordance with their original terms. The board may also amend the Plan as it deems advisable. Amendments which (1) materially modify the requirements for participation in the Plan, (2) increase the number of shares of Valmont common stock subject to issuance under the Plan (except in connection with an equitable adjustment), (3) change the minimum exercise price for stock options as provided in the Plan, (4) eliminate the prohibitions on repricing and reloads, or (5) extend the term of the Plan, must be submitted to stockholders for approval. No amendment or termination shall adversely affect in any material respect the rights of any participant with respect to a previously granted award without the written consent of the participant.

Federal Income Tax Consequences

        Federal income tax consequences to the Company and its employees of awards under the 2018 Stock Plan are complex and subject to change. The following discussion is only a brief summary of the general federal income tax rules currently applicable to the Plan and does not describe state, local, or foreign tax consequences.

        With respect to incentive stock options, if the holder of an option does not dispose of the shares acquired upon exercise of the option within one year from the transfer of such shares to such employee, or within two years from the date the option to acquire such shares is granted, then for federal income tax purposes (1) the optionee will not recognize any income at the time of exercise of the option; (2) the excess of the fair market value of the shares as of the date of exercise over the option price will constitute an "item of adjustment" for purposes of the alternative minimum tax; and (3) the difference between the option price and the amount realized upon the sale of the shares by the optionee will be treated as a long-term capital gain or loss. Valmont will not be allowed a deduction for federal income tax purposes in connection with the granting of an incentive stock option or the issuance of shares thereunder.

        With respect to the grant of options which are not incentive stock options, the person receiving an option will recognize no income on receipt thereof. Upon the exercise of the option, the optionee will recognize ordinary income in the amount of the difference between the option price and the fair market value of the shares on the date the option is exercised. Subject to Section 162(m) of the Internal Revenue Code, Valmont generally will receive an equivalent deduction at that time.

        With respect to restricted stock awards and other stock awards, an amount equal to the fair market value of the Valmont shares distributed to the employee (in excess of any purchase price paid by the employee) will be includable in the employee's gross income at the time of receipt unless the award is not transferable and subject to a substantial risk of forfeiture as defined in Section 83 of the Internal Revenue Code (a "Forfeiture Restriction"). If an employee receives an award subject to a Forfeiture Restriction, the employee may elect to include in gross income the fair market value of the award. In the absence of such an election, the employee will include in gross income the fair market value of the award subject to a Forfeiture Restriction on the earlier of the date such restrictions lapse or the date the award becomes transferable. Subject to Section 162(m) of the Internal Revenue Code, Valmont generally is entitled to a deduction at the time and in the amount that the income is included in the gross income of an employee.

        With respect to restricted stock units, deferred stock units, performance shares and stock appreciation rights, the amount of any cash (or the fair market value of any common stock) received will be subject to ordinary income tax in the year of vesting or distribution of the stock or cash and, subject to Section 162(m) of the Internal Revenue Code, Valmont generally will be entitled to a deduction for such amount.

        Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. Previous law provided an exemption from the limitation for performance-based compensation. The exemption from the deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017; consequently, compensation paid to certain executive officers in excess of $1 million may not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

        The terms of the Plan and each award are intended to comply with Section 409A of the Internal Revenue Code, which imposes specific restrictions on non-qualified deferred compensation arrangements. All awards under the Plan that are intended to be exempt from Section 409A of the Internal Revenue Code will be interpreted, administered and construed to comply or preserve such exemption.

New Plan Benefits

        Awards granted under the 2018 Stock Plan will be subject to the Committee's discretion, and the Committee has not determined future awards or who might receive them. The Committee historically has made equity awards in December of each year. As a result, the benefits that will be awarded under the Plan are not currently determinable.

Vote Required

        The favorable vote of the holders of a majority of the outstanding shares of Valmont's common stock present in person or represented by proxy at the meeting and entitled to vote at the annual meeting is required for approval of the Plan. If stockholders do not approve the Plan, the Company will have the authority to continue to provide equity awards under the Prior Plans. If stockholders do not approve the Plan, we believe our future ability to issue stock-based awards will be limited, adversely affecting our business.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
APPROVAL OF THE VALMONT 2018 STOCK PLAN.

ITEM 3:    ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Valmont is asking its shareholders to provide advisory approval of the compensation paid to named executive officers. Shareholders are being asked to vote on the following resolution:

    RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement for the 2018 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion.

        The Company believes that its compensation programs have served to achieve the objectives of attracting highly competent executives, enhancing long-term growth and shareholder value, and assuring compensation at appropriate levels based on performance.

        Valmont conducted its first advisory vote on executive compensation in April 2011. The compensation resolution passed with over 96% of the vote every year since 2011, including 98.3% of the vote in 2017. Valmont's shareholders in April 2017 cast 86.2% of their votes in favor of an annual frequency for the say-on-pay vote. The board of directors and the Human Resources Committee considered these results in determining compensation policies and decisions, and determined to hold annual say-on-pay votes and, based on the significant level of shareholder support, to continue the current compensation objectives, strategies, processes and practices described below.

Compensation Objectives, Strategies, Processes and Practices

        The Company encourages shareholders to read about its compensation objectives, strategies, processes and practices in the Compensation Discussion and Analysis. Some of the more significant elements of the compensation practices are:

  •
  Base pay, target annual incentives and long-term incentives are targeted at median market levels. Median market levels are determined by Frederic W. Cook & Co., Inc. ("FW Cook"), the independent executive compensation consultant to the Human Resources Committee, based on peer group surveys and surveys prepared by Aon Hewitt. FW Cook reports directly to the Human Resources Committee and provides no other services to the Company.

  •
  Annual incentives and long-term incentives are performance based. Executive officers do not receive incentive payments unless pre-established targets are met.

  •
  Valmont's executive officers do not have employment agreements.

  •
  Valmont's executive officers do not have agreements providing for special payments in the event of a termination of employment or change-of-control.

  •
  Valmont does not maintain a perquisite program for executive officers.

  •
  Valmont has an executive compensation recoupment policy.

  •
  Valmont's stock plan prohibits option repricing.

  •
  Valmont has stock ownership guidelines for directors and executive officers.

  •
  Valmont has a stock retention policy for executive officers which requires retention of 75% of the net shares acquired upon the exercise of stock options and the vesting of restricted stock until the stock ownership guidelines are met.

  •
  Valmont has policies prohibiting hedging and pledging of Valmont stock applicable to directors and officers.

Fiscal 2017 Compensation for Executive Officers

  •
  Base Salary.  The base salaries paid to certain of Valmont's named executive officers in 2017 were increased to bring such salaries more in line with competitive medians as determined by the independent compensation consultant of the Human Resources Committee. There were no changes to the base salary of the Chief Executive Officer for 2017 or 2018. The Chief Financial Officer received a 3% base salary increase for 2017 and 2018. Ms. Brown and Mr. Kehoe received 3% increases in 2017 and 5% increases in 2018. Mr. Kaniewski's compensation was adjusted when he became Chief Operating Officer in October 2016. For Mr. Bay's and Mr. Kaniewski's 2018 compensation, see Chief Executive Officer Transition.

  •
  Annual Incentives.  Annual incentives are performance based. The annual incentives for 2017 were based 75% on net earnings improvement and 25% on net working capital intensity. With respect to net earnings improvement, the Human Resources Committee established threshold net earnings of $140 million; the Human Resources Committee determined that a target annual incentive would be earned for net earnings of $159 million (annual operating plan) and that a maximum incentive of 2x target would be earned for net earnings of $175 million. With respect to net working capital intensity, the Human Resources Committee established a threshold of 21.3%, a target of 20.4% and a maximum incentive of 2x target for a net working capital intensity of 19%. The 2017 net working capital intensity of 20.65% resulted in an incentive at 86.1% of target. The 2017 net earnings of $155.6 as adjusted (see Compensation Discussion and Analysis) million resulted in earnings performance at 91.1% of target. The combination of the factors resulted in an annual incentive payout for executive officers at 89.8% of target for 2017. The target annual incentive was based on the competitive median pursuant to the primary benchmark survey provided by FW Cook.

  •
  Long-Term Incentives.  Long-term incentives are performance based. The three-year performance period which ended in 2017 based long-term incentives on a combination of three-year average ROIC (return on invested capital) and three-year growth in OIG (cumulative compound operating income growth), weighted 50% ROIC and 50% OIG. The Human Resources Committee established in February 2015 the targets for the three-year performance cycle ending in 2017. The targets were established at OIG growth of 10% and average ROIC of 9.5%. The three-year growth in OIG of 9.5% and the negative three-year average ROIC resulted in no payouts under the 2015-2017 long-term incentive plan.

  •
  Equity Incentives.  Stock options and restricted stock units are also a form of long-term incentive. The Human Resources Committee established the terms and provisions of equity awards granted in 2017 based on industry standards as provided by its independent compensation consultant. The number of options and restricted stock units granted to each executive officer was established so that the aggregate long-term incentive compensation would be targeted at competitive median levels. Information on the equity awards granted to named executive officers during 2017 is at Grants of Plan Based Awards for Fiscal 2017.

        This advisory resolution, commonly referred to as a "say-on-pay" resolution, is nonbinding on the board of directors. Although nonbinding, the board of directors and the Human Resources Committee will review and consider the voting results when making future decisions regarding the Company's executive compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF ITEM 3.

ITEM 4:    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The firm of Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively "Deloitte Entities") conducted the 2017 and 2016 audits of the Company's financial statements. Fees billed by the Deloitte Entities to the Company for services provided during the 2017 and 2016 fiscal years were as follows:

	2017	2016
Audit Fees	2,184,596	2,228,787
Audit-Related Fees	50,000	19,000
Tax Fees	163,062	200,191
Other Fees	5,000	2,000

Total Fees	2,402,658	2,449,978

        Audit Fees consist of the audit of the Company's fiscal 2017 and 2016 annual financial statements, review of the Company's quarterly financial statements during 2017 and 2016, fees associated with registration statements and other services that are normally provided in connection with statutory and regulatory filings. Audit fees also included the audit of the effectiveness of the Company's internal control over financial reporting.

        Audit-Related Fees consist of financial statement audits of employee benefit plans, consents related to Securities and Exchange Commission filings, agreed-upon procedures, documentation review in connection with the Company's internal controls over financial reporting and due diligence services performed with respect to acquisitions.

        Tax Fees consist of international tax planning and federal, state and expatriate tax compliance.

        The Committee pre-approves all audit and permitted non-audit services to be performed by the independent auditor, including audit services, audit-related services, tax services and any other services. The Committee periodically grants pre-approval of specific audit and non-audit services including cost levels for such services. Any services not covered by prior pre-approvals, or services exceeding the pre-approved cost levels, must be approved in advance by the Committee. In periods between Committee meetings, the Committee Chairman has the delegated authority to pre-approve additional services, and such pre-approvals are then communicated to the full Committee.

        The Audit Committee has appointed Deloitte & Touche LLP as independent auditors to conduct the 2017 audit of the Company's financial statements and requests that the shareholders ratify this appointment. A representative from Deloitte & Touche LLP will be present at the annual meeting of shareholders and will have the opportunity to make a statement and to respond to appropriate questions. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 4.

 Shareholder Proposals

        Shareholder proposals intended to be presented at the next annual meeting of shareholders must be received by the Company no later than November 15, 2018 in order to be considered for inclusion in the proxy statement for such meeting.

        The Company's bylaws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business, not submitted for inclusion in the proxy statement, at an annual shareholders' meeting. Generally, a shareholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the 2018 annual shareholders' meeting. If the date of the 2019 annual shareholders' meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, then the notice must be received no earlier than the 120th day prior to such annual meeting and not later than the later of the close of business on the 90th day prior to such annual meeting or the tenth day following the date on which public announcement of the meeting date is first made. The bylaws specify the information which must accompany such shareholder notice. Details of the provision of the bylaws may be obtained by any shareholder from the Secretary of the Company.

        The Company's proxy card for the 2018 annual shareholders' meeting will give discretionary authority with respect to all shareholder proposals properly brought before the 2018 annual shareholders' meeting that are not included in this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors to file reports of changes in ownership of the Company's common stock with Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all persons subject to these reporting requirements filed the required reports on a timely basis during fiscal 2017, except a Form 4 for an executive officer, Mark Jaksich, reporting option exercises, was filed two days late due to an internal administrative error, and a Form 4 for Kaj den Daas, a director, that was inadvertently not filed to report a 1,000 share sale transaction in February 2017, which upon discovery was promptly reported on a Form 5 filing.

Other Matters

        The board of directors does not know of any matter, other than those described above, that may be presented for action at the annual meeting of shareholders. If any other matter or proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment.

By Order of the Board of Directors

Mark C. Jaksich Executive Vice President, Chief Financial Officer and Secretary Valmont Industries, Inc.

ANNEX

        Note: Pursuant to Instruction 3 to Item 10 of Schedule 14A of the Securities Exchange Act of 1934, the following written plan document, which is not being mailed to stockholders with the proxy statement, is being filed in electronic format as an annex to this proxy statement filing.

VALMONT 2018 STOCK PLAN

SECTION 1

NAME AND PURPOSE

        1.1    NAME.    The name of the plan shall be the Valmont 2018 Stock Plan (the "Plan").

        1.2.    PURPOSE OF PLAN.    The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase stockholder value by (a) motivating superior performance by means of stock incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants and (c) enabling the Company to attract and retain the services of a management team responsible for the long-term financial success of the Company.

SECTION 2

DEFINITIONS

        2.1    DEFINITIONS.    Whenever used herein, the following terms shall have the respective meanings set forth below:

  (a)
  "Act" means the Securities Exchange Act of 1934, as amended.

  (b)
  "Award" means any Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award or cash granted under the Plan, including Awards combining two or more types of Awards in a single grant.

  (c)
  "Board" means the Board of Directors of the Company.

  (d)
  "Code" means the Internal Revenue Code of 1986, as amended.

  (e)
  "Committee" means the Human Resources Committee of the Board, or its successor, or such other committee of the Board to which the Board delegates power to act under or pursuant to the provisions of the Plan.

  (f)
  "Company" means Valmont Industries, Inc., a Delaware corporation (and any successor thereto) and its Subsidiaries.

  (g)
  "Eligible Director" means a person who is serving as a member of the Board and who is not an Employee.

  (h)
  "Employee" means any employee of the Company or any of its Subsidiaries.

  (i)
  "Fair Market Value" means, on any date, the closing price of the Stock as reported on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such exchange (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

  (j)
  "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an Incentive Stock Option within the meaning of Section 422 of the Code or (ii) a Nonstatutory Stock Option.

  (k)
  "Other Stock-Based Award" means an award of a share of Stock or units of common stock, including restricted stock units and deferred stock units, to a Participant subject to such terms as the Committee may determine.

  (l)
  "Participant" means any Employee, Eligible Director or consultant (a non-employee who performs bona fide services for the Company) designated by the Committee to participate in the Plan.

  (m)
  "Plan" means the Valmont 2018 Stock Plan, as in effect from time to time.

  (n)
  "Predecessor Plans" means the Valmont 2013 Stock Plan, the Valmont 2008 Stock Plan and the Valmont 2002 Stock Plan.

  (o)
  "Restricted Stock" shall mean a share of Stock granted to a Participant subject to such restrictions as the Committee may determine.

  (p)
  "Stock" means the Common Stock of the Company, par value $1.00 per share.

  (q)
  "Stock Appreciation Right" means the right, subject to such terms and conditions as the Committee may determine, to receive an amount in cash or Stock, as determined by the Committee, equal to the excess of (i) the Fair Market Value, as of the date such Stock Appreciation Right is exercised, of the number shares of Stock covered by the Stock Appreciation Right being exercised over (ii) the aggregate exercise price of such Stock Appreciation Right.

  (r)
  "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

        2.2    GENDER AND NUMBER.    Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3

ELIGIBILITY AND PARTICIPATION

        The only persons eligible to participate in the Plan shall be those Participants selected by the Committee.

SECTION 4

POWERS OF THE COMMITTEE

        4.1    COMMITTEE MEMBERS.    The Plan shall be administered by the Committee comprised of no fewer than three members of the Board. Each Committee member shall satisfy the requirements for (i) an "independent director" for purposes of the Company's Corporate Governance Principles, (ii) an "independent director" under rules adopted by the New York Stock Exchange, and (iii) a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act.

        4.2    POWER TO GRANT.    The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Awards, and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

        4.3    ADMINISTRATION.    The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

        4.4    DELEGATION BY COMMITTEE.    The Committee may, at any time and from time to time, (a) delegate to one or more of its members all or any of its responsibilities and powers, including the responsibilities and authority described under Sections 4.2 and 4.3, and (b) grant authority to Employees or designate Employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operating of the Plan.

SECTION 5

STOCK SUBJECT TO PLAN

        5.1    NUMBER.    The number of shares of Stock subject to Awards under the Plan after the date the Plan is approved by Company shareholders may not exceed 1,700,000 shares of Stock less one share for every one share subject to an option or stock appreciation right granted under any Predecessor Plan after December 30, 2017 and two shares for every one share that was subject to an award other than an option or stock appreciation right granted under any Predecessor Plan after December 30, 2017. Following approval of the Plan by Company stockholders, no additional award grants shall be made under the Predecessor Plans. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose. Any shares of Stock subject to Options or Stock Appreciation Rights shall be counted against the maximum share limitation of this Section 5.1 as one share of Stock for every share of Stock subject thereto. Any shares of Stock subject to Awards other than Options or Stock Appreciation Rights shall be counted against the maximum share limitation of this Section 5.1 as two shares of Stock for every share of Stock subject thereto.

        Stock issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company do not reduce the shares available under the Plan. Available Stock under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the Plan's share reserve (subject to applicable stock exchange listing requirements).

        5.2    LIMITATIONS.    The maximum number of shares of Stock with respect to which Awards may be granted to any one Participant under the Plan in any calendar year is 5% of the aggregate number of shares of Stock available for Awards under Section 5.1. The sum of any cash compensation and the grant date fair value of Awards (as determined in accordance with FASB Topic 718 or any successor thereto) granted under the Plan to an Eligible Director as compensation for services as an Eligible Director during any calendar year may not exceed $500,000. Section 10.5 contains additional limitations on Awards.

        5.3    AVAILABILITY OF STOCK NOT ISSUED PURSUANT TO AWARDS.    Any shares of Stock subject to an Award, which for any reason are cancelled, cash-settled, terminated or otherwise settled without the issuance of any Stock shall again be available for Awards under the Plan. Notwithstanding the foregoing, shares of Stock subject to Options or share-settled Stock Appreciation Rights shall be deducted from the Plan share reserve based on the gross number of shares of Stock exercised and not deducted based on the net number of shares of Stock delivered; the shares of Stock subject to an Award that are tendered to the Company or retained by the Company to pay the exercise price or withholding taxes shall be deducted from the Plan share reserve and shall not become available again for issuance under the Plan.

        5.4    EQUITABLE ADJUSTMENTS.    In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate transaction or event, (i) the aggregate number of shares of Stock available for Awards under Section 5.1, (ii) the number of shares and exercise price with respect to Options and the number, prices and dollar value of other Awards and/or (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto), shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

        5.5    TREATMENT OF DIVIDENDS AND DIVIDEND EQUIVALENTS ON UNVESTED AWARDS.    In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirements to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirements are satisfied.

SECTION 6

STOCK OPTIONS

        6.1    GRANT OF OPTIONS.    Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, the exercisability (if any) of the Option in the event of death, retirement, disability or termination of employment, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. Options may also be granted in replacement of or upon assumption of options previously issued by companies acquired by the Company by merger or stock purchase, and any options so replaced or assumed may have the same terms including exercise price as the options so replaced or assumed; any such options shall not count against the limits established in Section 5.1.

        6.2    OPTION PRICE.    Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted.

        6.3    EXERCISE OF OPTIONS.    Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee may impose, subject to the Committee's right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than ten years after the date on which it is granted.

        6.4    PAYMENT.    The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise or pursuant to any arrangement that the Committee shall approve. The Committee may, in its discretion, permit a Participant to make payment (i) by tendering, either by actual delivery of shares or by attestation, shares of Stock already owned by the Participant valued at its Fair Market Value on the date of exercise or (ii) by electing to have the Company retain Stock which would otherwise be issued on exercise of the Option, valued at its Fair Market Value on the date of exercise. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock. The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any required tax withholding resulting from such exercise. The Committee may approve other methods of payment.

        6.5    INCENTIVE STOCK OPTIONS.    Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code. No more than 50% of the aggregate number of shares of Stock available for grant may be subject to Incentive Stock Options.

        6.6    NO REPRICING.    Other than pursuant to Section 5.4, the Committee shall not without the approval of the Company's stockholders (a) lower the exercise price of an Option or Stock Appreciation Right, (b) cancel an Option or Stock Appreciation Right when the exercise price per share exceeds the Fair Market Value of one share in exchange for cash or another Award (other than in connection with a Change of Control), or (c) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is listed.

        6.7    NO RELOAD GRANTS.    Options shall not be granted under the Plan in consideration for the delivery of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.

SECTION 7

DIRECTOR AWARDS

        7.1    DIRECTOR AWARDS.    Any Award or formula for granting an Award under the Plan made to Eligible Directors shall be approved by the independent members of the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the independent members of the Board. Certain limitations on Director Awards are set forth in Section 5.2.

SECTION 8

STOCK APPRECIATION RIGHTS

        8.1    SAR'S IN TANDEM WITH OPTIONS.    Stock Appreciation Rights may be granted to Participants in tandem with any Option granted under the Plan, either at or after the time of the grant of such Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Each Stock Appreciation Right shall only be exercisable to the extent that the corresponding Option is exercisable, and shall terminate upon termination or exercise of the corresponding Option. Upon the exercise of any Stock Appreciation Right, the corresponding Option shall terminate.

        8.2    OTHER STOCK APPRECIATION RIGHTS.    Stock Appreciation Rights may also be granted to Participants separately from any Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

        8.3    LIMITATIONS.    The provisions of Sections 6.2, 6.3, 6.6 and 6.7 of the Plan shall also apply to Stock Appreciation Rights.

SECTION 9

RESTRICTED STOCK

        9.1    GRANT OF RESTRICTED STOCK.    The Committee may grant Restricted Stock to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. Each grant of Restricted Stock shall be subject to such restrictions, which may relate to continued employment with the Company, performance of the Company, or other restrictions, as the Committee may determine. Each grant of Restricted Stock shall be evidenced by a written agreement setting forth the terms of such Award.

        9.2    REMOVAL OF RESTRICTIONS.    The Committee may accelerate or waive such restrictions in whole or in part at any time in its discretion.

SECTION 10

OTHER STOCK-BASED AND CASH AWARDS

        10.1    GENERAL.    The Committee may grant Awards of Stock and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, shares of stock. Such other stock-based awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive or vest with respect to, one or more shares of Stock (or the equivalent cash value of such Stock) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives. Such other stock-based awards may include the awards referenced in Sections 10.2 and 10.3.

        10.2    RESTRICTED STOCK UNITS.    Restricted Stock Units represent an unfunded and unsecured obligation of the Company. Settlement of a Restricted Stock Unit upon expiration of the deferral or vesting period shall be made in Stock or otherwise as determined by the Committee.

        10.3    PERFORMANCE SHARES.    Performance shares are awards the grant, issuance, retention, vesting and/or settlement of which is subject to the satisfaction of one or more of the performance criteria established by the Committee. The performance criteria may be calculated on an absolute or relative basis, and may be based on stock price, earnings, earnings per share, growth in earnings per share, total stockholder return, achievement of annual operating profit plans, operating income performance, return on equity performance, return on capital, sales growth, expense or working capital targets, margin improvement, cash flow, or any other objective or subjective performance goals determined by the Committee.

        10.4    DEFERRED STOCK UNITS.    Deferred Stock Units shall entitle the Participant to receive shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

        10.5    CASH AWARDS.    The Committee is also authorized to grant to a Participant cash Awards based on such terms and conditions as is determined by the Committee.

        10.6    MINIMUM VESTING REQUIREMENT.    Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of 5% of the available share reserve authorized for issuance under the Plan. Subject to the foregoing, no Award based on performance criteria shall vest or be based on performance over a period of less than one year, and no Award that is solely conditioned on continued employment or the passage of time shall provide for vesting in less than pro rata annual installments over three years from the date of Award. For the avoidance of doubt, the foregoing restrictions do not apply to the Committee's discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or Change-in-Control, in the terms of the Award or otherwise.

        10.7    AWARDS IN FOREIGN COUNTRIES.    The Committee has the authority to adopt modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

SECTION 11

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

        11.1    GENERAL.    The Board may from time to time amend, modify or terminate any or all of the provisions of the Plan, subject to the provisions of this Section 11.1. The Board may not change the Plan in a manner which would prevent outstanding Incentive Stock Options granted under the Plan from being Incentive Stock Options without the written consent of the optionees concerned. Furthermore, the Board may not make any amendment which would (i) materially modify the requirements for participation in the Plan, (ii) increase the number of shares of Stock subject to Awards under the Plan pursuant to Section 5.1 (other than pursuant to Section 5.4), (iii) change the minimum exercise price for stock options as provided in Section 6.2, (iv) eliminate the prohibitions in Sections 6.6 and 6.7, or (v) extend the term of the Plan, in each case without the approval of a majority of the outstanding shares of Stock entitled to vote thereon. No amendment or modification shall adversely affect in any material respect the rights of any Participant with respect to a previously granted Award without the written consent of the Participant.

        11.2    TERMINATION OF PLAN.    No further Awards shall be granted under the Plan subsequent to March 31, 2028, or such earlier date as may be determined by the Board.

SECTION 12

MISCELLANEOUS PROVISIONS

        12.1    NONTRANSFERABILITY OF AWARDS.    Except as otherwise provided by the Committee, Awards under the Plan are not transferable, except by will or by the laws of descent and distribution. To the extent a transfer of Awards is permitted by the Committee, such transfer shall be for zero consideration.

        12.2    BENEFICIARY DESIGNATION.    Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingent or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of the Participant's death. Each designation will revoke all prior designations by the same Participant shall be in a form prescribed by the Committee, and will be effective only when filed in writing with the Company. In the absence of any such designation, Awards outstanding at death may be exercised by the Participant's surviving spouse, if any, or otherwise by the Participant's estate.

        12.3    NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION.    Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

        12.4    TAX WITHHOLDING.    The Company shall have the power to withhold, or require a Participant or Eligible Director to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan, and the Company may defer issuance of Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Stock, in each case having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total federal, state and local tax obligation associated with the transaction.

        12.5    CHANGE OF CONTROL.    Unless otherwise provided by the Committee at the time of grant, if a Triggering Event for a Participant shall occur within the 12-month period beginning with a Change of Control of the Company, then, for such Participant, all outstanding options and stock appreciation rights shall become immediately exercisable and all restrictions with respect to Restricted Stock shall lapse. The Committee may make appropriate provision for the effect of a Change of Control on Restricted Stock Units, Deferred Stock Units and performance-based Awards; however, any acceleration may occur only after a Triggering Event. "Triggering Event" shall mean the involuntary termination of employment of a Participant with the Company. "Change of Control" shall mean:

    (i)
    The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (excluding any acquisition or holding by (i) the Company or its subsidiaries or (ii) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors;

    (ii)
    Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board"), over a period of thirty-six consecutive months, cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for the election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;

    (iii)
    Consummation of a reorganization, merger or consolidation, or sale or other disposition of substantially all of the assets of the Company (a "Business Combination"), in each case, unless following such Business Combination, the persons who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Company resulting from such Business Combination (including a company which, as a result of such transaction, owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

    (iv)
    The complete liquidation or dissolution of the Company.

        12.6    CLAWBACK.    All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback or similar policy adopted by the Board or Committee as in effect from time to time and (ii) applicable law.

        12.7    AGREEMENTS WITH COMPANY.    An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion,

prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written or electronic document as is determined by the Committee or its designee.

        12.8    COMPANY INTENT.    The Company intends that the Plan comply in all respects with Rule 16b-3 under the Act, and any ambiguities or inconsistencies in the construction of the Plan shall be interpreted to give effect to such intention. If any provision of the Plan or an Award contravenes any regulations promulgated under Section 409A of the Code or could cause an Award to be subject to interest and penalties under Section 409A of the Code, such provision of the Plan or any Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

        12.9    REQUIREMENTS OF LAW.    The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required.

        12.10    EFFECTIVE DATE.    The Plan shall be effective upon its adoption by the Board subject to approval by the Company's stockholders at the 2018 annual stockholders' meeting.

        12.11    GOVERNING LAW.    The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

ANNUAL MEETING OF STOCKHOLDERS Tuesday, April 24, 2018 1:00 p.m. Valmont Industries,, Inc. One Valmont Plaza Omaha, NE 68154 In addition to www.proxyvote.com, the Notice & Proxy Statement, Annual Report and 10-K are available at http://materials.proxyvote.com/920253 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and 10-K is / are available at www.proxyvote.com. ANNUAL MEETING OF STOCKHOLDERS Tuesday, April 24, 2018 1:00 p.m. This proxy is solicited by the Board of Directors for use at the annual meeting on April 24, 2018. By signing the proxy, you revoke all prior proxies and appoint Mogens C. Bay and Walter Scott, Jr., and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and in their discretion on any other matters which may come before the Annual Meeting and all adjournments. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Address change / comments: (If you noted any Address Changes and / or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

VOTE BY INTERNET – www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET Monday, April 23, 2018. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. Valmont Industries, Inc. One Valmont Plaza Omaha, NE 68154 VOTE BY PHONE – 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET Monday, April 23, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Nominees may properly come before the meeting or any (See reverse for instructions.) ture (Joint Owners) Date The Board of Directors recommends you voteForWithholdFor All FOR the following:AllAllExcept 1. Election of Directors  01 Daniel P. Neary02 Theo Freye03 Stephen G. Kani The Board of Directors recommends you vote FOR the following proposal: 2. Approval of the Valmont 2018 stock plan. The Board of Directors recommends you vote FOR the following proposal: 3. Advisory approval of the company’s executive compensation. The Board of Directors recommends you vote FOR the following proposal: 4. Ratifying the appointment of Deloitte & Touche LLP as independent auditors for fiscal NOTE: In their discretion the Proxies are authorized to vote upon such other business as adjournment thereof. For address change / comments, mark here. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature (PLEASE SIGN WITHIN BOX)DateSigna To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below: ewski ForAgainstAbstain   ForAgainstAbstain   ForAgainstAbstain 2018.

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PROXY STATEMENT
Certain Shareholders
  ITEM 1: BOARD OF DIRECTORS AND ELECTION OF DIRECTORS
Board Committees
Corporate Governance
Compensation Discussion and Analysis
2017 Target Incentives—Percentage of Base Salary
2017 Annual Incentives
December 2017 Stock Grants
Compensation Risk Assessment
Human Resources Committee Report
Pay Ratio Information
Executive Compensation Summary Compensation Table
Grants of Plan-Based Awards for Fiscal 2017
Outstanding Equity Awards at Fiscal Year-End
Options Exercised in Fiscal 2017
Nonqualified Deferred Compensation
Director Compensation
Potential Payments Upon Termination or Change-In-Control
Shareholder Return Performance Graphs
Audit Committee Report
  ITEM 2: APPROVAL OF THE VALMONT 2018 STOCK PLAN
  ITEM 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
  ITEM 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Shareholder Proposals
Section 16(a) Beneficial Ownership Reporting Compliance
Other Matters